UNITED STATES
		  SECURITIES AND EXCHANGE COMMISSION
		        WASHINGTON, D.C.  20549

			       FORM 8-K

	Current Report Pursuant to Section 13 or 15(d) of
		The Securities Exchange Act of 1934

	                     March 7, 2007
	Date of Report (Date of earliest event reported)

  		            TelVue Corporation
    (Exact name of registrant as specified in its charter)

	Delaware	         0-17170         51-0299879
(State or other jurisdiction  (Commission    (I.R.S. Employer
  of incorporation)            File Number)   Identification No.)


			16000 Horizon Way, Suite 500,
			Mt. Laurel, New Jersey  08054
		(Address of principal executive offices)


  			         856-273-8888
	(Registrant's telephone number, including area code)


                                     N/A
			(Former name or former address,
			if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__	Written communications pursuant to Rule 425 under the Securities Act
  	(17 CFR 230.425)

__	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 	(17 CFR 240.14a-12)

__	Pre-commencement communications pursuant to Rule 14d-2(b) under the
 	Exchange Act(17 CFR 240.14d-2(b))

__	Pre-commencement communications pursuant to Rule 13e-4(c) under the
 	Exchange Act(17 CFR 240.13e-4(c))


Item 1.01 Entry into a Material Definitive Agreement

	TelVue Corporation ("TelVue") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with the stockholders holding all of the issued and outstanding shares of capital stock of Princeton Server Group, Inc. ("PSG"), effective March 7, 2007. The Transaction closed on March 12, 2007 as discussed further in Item 2.01 below. Under the terms and conditions of the Stock Purchase Agreement, TelVue acquired all of the issued and outstanding capital stock of PSG for a purchase price of $6.1 million in cash plus the forgiveness of a $400,000 loan (the
"Transaction"). The Stock Purchase Agreement contains customary representations, warranties and covenants from each of the sellers of PSG stock, PSG and its subsidiaries and TelVue.

Item 2.01 Completion of Acquisition or Disposition of Assets

	On March 12, 2007, pursuant to the Stock Purchase Agreement, TelVue closed the Transaction and acquired all of the issued and outstanding shares of capital stock of PSG from the holders thereof for a purchase price of $6.1 million in cash plus the forgiveness of a $400,000 loan. The Transaction was subject to certain closing conditions, including the procurement of third-party consents by PSG, the delivery of certificates and opinions of counsel by the parties, and the absence of specified legal proceedings or the occurrence of events which would have a material adverse effect on the Transaction. The description of the Stock Purchase Agreement and the Transaction are qualified in their entirety by reference to the Stock Purchase Agreement that is filed as Exhibit 2.1 hereto and is incorporated herein by reference. Further details regarding the Transaction are contained in a Press Release dated March 7, 2007, which is attached to this Current Report on Form 8-K as Exhibit 99.1. This press release is incorporated into this Item 2.01 by reference.

	PSG previously issued a 6% Convertible Note (the "Note") to TelVue on December 26, 2006, pursuant to which PSG borrowed $400,000 from TelVue.
Under the terms of the Note, PSG was to make monthly payments commencing on July 1, 2007 and running through January 1, 2012. Pursuant to the terms of the Stock Purchase Agreement, the loan was forgiven.

	On November 3, 2006, TelVue entered into a Line of Credit Note with its majority stockholder, H.F. (Gerry) Lenfest, pursuant to which TelVue may borrow up to the maximum principal amount of $10 million. In order to finance the Transaction, TelVue has drawn upon the Line of Credit Note in the amount of $6.1 million.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

	The consolidated financial statements of PSG required by this item have not been filed on this initial Current Report on Form 8-K but will be filed by amendment on or before May 29, 2007.

	The audited consolidated financial statements of PSG required by this item have not been filed on this initial Current Report on Form 8-K but will be filed by amendment on or before May 29, 2007.

(b)	Pro Forma Financial Information

	The pro forma financial information required by this item has not been filed on this initial Current Report on Form 8-K but will be filed by amendment on or before May 29, 2007.

(d)	Exhibits

2.1*	Stock Purchase Agreement by and among TelVue Corporation and stockholders holding all the issued and outstanding shares of capital stock of Princeton Server Group, Inc. dated as of March 7, 2007.

99.1	Press Release dated March 7, 2007.
        ---------------------------------

*The schedules to the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-B promulgated by the Securities and Exchange Commission. The omitted schedules from this filing will be provided upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934,the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:	March 13, 2007	TelVue Corporation


				By:    /s/ Joseph Murphy
                                       ------------------
				Name:  Joseph Murphy
				Title: President and Chief Executive Officer


EXHIBIT INDEX


2.1*	Stock Purchase Agreement by and among TelVue Corporation and stockholders holding all the issued and outstanding shares of capital stock of Princeton Server Group, Inc. dated as of March 7, 2007.

99.1	Press Release dated March 7, 2007.
        ---------------------------------

*The schedules to the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-B promulgated by the Securities and Exchange Commission. The omitted schedules from this filing will be provided upon request.

EXHIBIT 2.1*

STOCK PURCHASE AGREEMENT BY AND AMONG TELVUE COPPORATION AND THE STOCKHOLDER HOLDING ALL THE ISSUED AND OUTSTANDING SHARES OF CAPITAL STOCK OF PRINCETON SERVER GROUP, INC DATED MARCH 7, 2007. ____________________ *The schedules to the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-B promulgated by the Securities and Exchange Commission. The omitted schedules from this filing will be provided upon request.

                       STOCK PURCHASE AGREEMENT

                            By and Among

                        TELVUE CORPORATION

                                AND

STOCKHOLDERS HOLDING ALL THE ISSUED AND OUTSTANDING SHARES OF CAPITAL STOCK
                                OF
                    PRINCETON SERVER GROUP,  INC.

                              MARCH 7, 2007

                        STOCK PURCHASE AGREEMENT

	This Stock Purchase Agreement (this "Agreement") is entered into as of March 7, 2007 by and among TelVue Corporation, a Delaware corporation ("TelVue") and the persons set forth on the signature page hereto identified as "Sellers" (each a "Seller" and collectively, "Sellers").
Also party to this Agreement, solely for purposes of 2 and 4(a), are the persons identified on the signature page of this Agreement as "Minority Holders."

	Sellers in the aggregate own 3,000,000 of the 3,963,000 shares of issued and outstanding capital stock of Princeton Server Group, Inc. a New Jersey corporation, f/k/a PSG Acquisition, Inc. and successor by merger to Princeton Server Group, LLC ("PSG). The balance of PSG issued and outstanding capital stock is owned by the Minority Holders.

	TelVue, Sellers and the Minority Holders are referred to collectively herein as the "Parties"). Unless expressly indicated otherwise, all references in this Agreement to PSG shall also refer to its predecessor entity Princeton Server Group, LLC.

	This Agreement contemplates a transaction in which TelVue will purchase from Sellers and the Minority Holders, and Sellers and the Minority Holders will sell to TelVue, all of the issued and outstanding capital stock of PSG on the terms and conditions set forth in this agreement.

	Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties, intending to be legally bound, hereby agree as follows.

1.	Definitions.

	"Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

	"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

	"Affiliated Group" means any affiliated group within the meaning of Code 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

	"Auditor" has the meaning set forth in 3(d) below.

	"Closing" has the meaning set forth in 2(c) below.

	"Closing Date" has the meaning set forth in 2(c) below.

	"COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code 4980B and of any similar state law.

	"Code" means the Internal Revenue Code of 1986, as amended.

	"Competing Transaction" has the meaning set forth in 6(g).

	"Confidential Information" means any information concerning the businesses and affairs of PSG that is not already generally available to the public.

	"Disclosure Schedule" has the meaning set forth in 5 below.

	"Employee Benefit Plan" means any "employee benefit plan" (as such term is defined in ERISA 3(3)) and any other employee benefit plan, program or arrangement of any kind.

	"Employee Pension Benefit Plan" has the meaning set forth in ERISA
3(2).

	"Employee Welfare Benefit Plan" has the meaning set forth in ERISA
3(1).

	"Environmental, Health, and Safety Requirements" shall mean, as amended and as now and hereafter in effect, all federal, state, local, and foreign statutes, regulations, ordinances, and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations, and all common law concerning public health and safety, worker health and safety, pollution, or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, or radiation.

	"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

	"ERISA Affiliate" means each entity that is treated as a single employer with PSG for purposes of Code 414.

	"Escrowee" shall mean Firsttrust Bank, or such other entity agreed upon by TelVue and Sellers which is independent of the Parties.

	"Fiduciary" has the meaning set forth in ERISA 3(21).

	"Financial Statements" has the meaning set forth in 5(g) below.

	"Improvements" has the meaning set forth in 5(l) below.

	"Indebtedness" means any note, bond, guarantee, debt security, or other evidence of indebtedness for borrowed money created, incurred, assumed, or guaranteed by PSG.

	"Indemnified Party" has the meaning set forth in 9(d) below.

	"Indemnifying Party" has the meaning set forth in 9(d) below.

	"Intellectual Property" means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including source code, executable code, data, databases, and related documentation), (g) all advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

	"Knowledge" means actual knowledge after reasonable investigation, except as otherwise specifically provided.

	"Leased Real Property" means the real property located at 501 Forrestal Road, Princeton, NJ which consists of 2,218 square feet comprised of offices numbered 202, 206, 226, 301, 322 and 329.

	"Liability" means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

	"Lien" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (b) purchase money liens and liens securing rental payments under capital lease arrangements and (c) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

	"Material Adverse Effect" or "Material Adverse Change" means any effect or change that would be (or could reasonably be expected to be) materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of PSG or to the ability of Sellers to consummate timely the transactions contemplated hereby (regardless of whether or not such adverse effect or change can be or has been cured at any time).

	"Minority Holders" has the meaning set forth in the preamble to this Agreement.

	"Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

	"Most Recent Financial Statements" has the meaning set forth in 5(g) below.

	"Most Recent Fiscal Month End" has the meaning set forth in 5(g) below.

	"Most Recent Fiscal Year End" has the meaning set forth in 5(g) below.
	"Multi-employer Plan" has the meaning set forth in ERISA 3(37).

	"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

	"Party" has the meaning set forth in the preface above.

	"PBGC" means the Pension Benefit Guaranty Corporation.

	"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

	"Prohibited Transaction" has the meaning set forth in ERISA 406 and Code 4975.

	"PSG" has the meaning set forth in the preface above.

	"PSG Share" means any share of the common stock, par value $.01 per share, of PSG owned or controlled by Sellers and the Minority Holders.

	"Purchase Price" has the meaning set forth in 2(b) below.

	"Real Property Laws" has the meaning set forth in 5(l) below.

	"Reportable Event" has the meaning set forth in ERISA 4043.

	"Representative" means Jesse Lerman, as agreed by the Sellers, pursuant to the provisions set forth in 11(o) below.

	"Securities Act" means the Securities Act of 1933, as amended.

	"Seller" has the meaning set forth in the preface above.

	"Shareholders Agreement" means the agreement among all Sellers, Minority Holders and PSG dated as of June 30, 2006.

	"Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term "Subsidiary" shall include all Subsidiaries of such Subsidiary.

	"Systems" has the meaning set forth in 5(aa) below.

	"Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

	"Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.


	"TelVue" has the meaning set forth in the preface above.

	"Third-Party Claim" has the meaning set forth in 9(d) below.

	"Transaction Expenses" has the meaning set forth in 9(b) below.

	"WARN Act" has the meaning set forth in 5(w) below.

2.	Purchase and Sale of PSG Shares.

	a.	Basic Transaction.  On and subject to the terms and conditions of this Agreement, TelVue agrees to purchase from each Seller and each Minority Holder, and each Seller and each Minority Holder agrees to sell to TelVue, all of his or her or its PSG Shares in consideration of his, her or its allocated share of the Purchase Price.

	b.	Purchase Price.  TelVue agrees to pay to Sellers and Minority
Holders an aggregate amount (the "Purchase Price") of Six Million One Hundred Thousand Dollars ($6,100,000.00). The Purchase Price shall be allocated among Sellers and Minority Holders as set forth in 2(b) of the Disclosure Schedule.

	c.	Closing.  The closing of the transactions contemplated by this
Agreement (the "Closing") shall take place on the fourth business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as TelVue and the Representative may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no earlier than March 12, 2007 and no later than March 16, 2007.

	d.	Deliveries at Closing. At the Closing,

		i.	Sellers and Minority Holders will deliver to TelVue the
various certificates, instruments, and documents referred to in 8(a) below,

		ii.	TelVue will deliver to Sellers the various certificates,
instruments, and   documents referred to in 8(b) below,

		iii.	Each Seller and each Minority Holder will deliver to
TelVue stock certificates representing all of his, her, or its PSG Shares endorsed in blank or accompanied by duly executed assignment documents;

		iv.	TelVue will pay One Million Dollars ($1,000,000.00) of
the Purchase Price by delivery to the Escrowee, to be held pursuant to the terms of the Escrow Agreement substantially in the form of Exhibit A attached hereto; and

		v.	TelVue will pay the balance of the Purchase Price, Five
Million One Hundred Thousand Dollars ($5,100,000.00)  to Sellers and
Minority Holders by wire transfer of immediately available funds to the bank account or accounts designated by the Representative (such designation to be made at least three (3) business days prior to the Closing Date).

3.	[Intentionally Left Blank]

4.	Representations and Warranties Concerning Transaction.

	a.	Sellers' and Minority Holders' Representations and Warranties.
Each Seller and each Minority Holder (described in this  4(a) as
"Seller/Minority Holder") represents and warrants to TelVue solely for himself, herself or itself that the statements contained in this 4(a) are correct and complete as of the date of this Agreement with respect to himself, herself, or itself.

		i.	Organization of Certain Sellers and Minority Holders.
Seller/ Minority Holder (if a corporation or other entity) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or other formation.

		ii.	Authorization of Transaction. Seller/Minority Holder has
full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform his, her, or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller/Minority Holder, enforceable in accordance with its terms and conditions. Seller/Minority Holder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Seller/Minority Holder.

		iii.	Non-contravention. Neither the execution and delivery of
this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller/Minority
Holder is subject or, if Seller/Minority Holder is an entity, any provision of its charter, bylaws, or other governing documents, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller/Minority
Holder is a party or by which he, she, or it is bound or to which any of his, her, or its assets are subject, or (C) result in the imposition or creation of a Lien upon or with respect to the PSG Shares.

		iv.	Brokers' Fees. Seller/Minority Holder has no Liability to
pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

		v.	PSG Shares. Seller/Minority Holder holds of record and
owns beneficially the number of PSG Shares set forth next to his, her, or its name in 5(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities
Act and state securities laws), Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands other than imposed by the Shareholders Agreement. Other than this Agreement and the Shareholders Agreement, Seller/Minority Holder is not a party to any option, warrant, purchase right, or other contract or commitment that could require Seller/Minority Holder to sell, transfer, or otherwise dispose of any capital stock of PSG. Except for the Shareholders Agreement, Seller/Minority Holder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of PSG. The Seller/Minority Holder hereby consents to the termination of the Shareholders Agreement upon Closing, and agrees that without any further action by PSG or any other Person, the Shareholders Agreement shall terminate upon Closing hereunder.

	b.	TelVue's Representations and Warranties.  TelVue represents and warrants to Sellers and Minority Holders that the statements contained in this 4(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this 4(b)).

		i.	Organization of TelVue. TelVue is a Delaware corporation
duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

		ii.	Authorization of Transaction. TelVue has full power and
authority (including full entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This
Agreement constitutes the valid and legally binding obligation of TelVue, enforceable in accordance with its terms and conditions. TelVue need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by TelVue.

		iii.	Non-contravention. Neither the execution and delivery of
this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which TelVue is subject or any provision of its article of incorporation, bylaws, or other governing documents or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which TelVue is a party or by which it is bound or to which any of its assets are subject.

		iv.	Purchase Price.  TelVue has adequate funds to pay the
Purchase Price in the manner contemplated herein, including without limitation the ability to draw on a line of credit.

		v.	Brokers' Fees. TelVue has no Liability to pay any fees or
commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller or Minority Holder could become liable or obligated.

5.	Representations and Warranties Concerning PSG and Its Subsidiaries.

	Sellers jointly and severally represent and warrant to TelVue that the statements contained in this 5 are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule delivered by Sellers to TelVue on the date hereof and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule is arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this 5.

	a.	Organization, Qualification, and Corporate Power.  PSG is a
corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey. PSG is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, or where the failure to be so qualified will not give rise to a Material Adverse Effect. PSG has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. 5(a) of the Disclosure Schedule lists the directors and officers of PSG. Sellers have delivered to TelVue correct and complete copies of the charter and bylaws of PSG (as amended to date). The stock certificate books and the stock record books of PSG since PSG's inception and the minute books of PSG since its inception (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), are correct and complete. PSG is not in default under or in violation of any provision of its charter or bylaws.


	b.	Capitalization.  The authorized capital stock of PSG consists of 10,000,000 shares of common stock, each with a par value $0.01 per share, of which 3,963,000 shares are issued and outstanding and no shares are held in treasury. All of the issued and outstanding shares of capital stock of PSG have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record by the respective Sellers as set forth in 5(b) of the Disclosure Schedule. Other than the Warrant issued to TelVue on December 26, 2006 evidencing the right to purchase 129,630 shares of PSG common stock, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require PSG to issue, sell, or otherwise cause to become outstanding any of its capital stock. Except as set forth in 5(b) of the Disclosure Schedule, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to PSG. Other than the Shareholders Agreement, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of PSG.

	c.	Non-contravention.  Except as set forth in 5(c) of the
Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which PSG is subject or any provision of the charter or bylaws of PSG or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which PSG is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). Except as set forth in 5(c) of the Disclosure Schedule, PSG does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

	d.	Brokers' Fees.  PSG does not have any Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

	e.	Title to Assets. Except as set forth in 5(e) of the Disclosure
Schedule, PSG has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Liens, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

	f.	Subsidiaries.   PSG has no Subsidiaries.  PSG does not control
directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association nor does it own or have any right to acquire, directly or indirectly, any outstanding capital stock of, or other equity interests in, any Person.

	g.	Financial Statements. Attached to 5(g) of the Disclosures
Schedule are the following financial statements of PSG and its predecessor(s) (collectively the "Financial Statements"): (i) compiled balance sheets and statements of income, changes in stockholders' equity and cash flows as of and for the fiscal years ended December 31, 2005 and 2006 (December 31, 2006 is hereinafter referred to as the "Most Recent Fiscal Year End") and (ii) management prepared balance sheets and statements of income, changes in stockholders' equity and cash flows (the "Most Recent Financial Statements") as of and for the two (2) month period ended February 28, 2007 (the "Most Recent Fiscal Month End"). The Financial Statements present fairly the financial condition of PSG as of such dates and the results of operations of PSG for such periods, are correct and complete, and are consistent with the books and records of PSG (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. The reserves, or the absence(s) thereof, reflected in the Financial Statements are adequate, appropriate and reasonable.

	h.	Events Subsequent to Most Recent Fiscal Year End.  Since the
Most Recent Fiscal Year End, there has not been any Material Adverse
Change. Without limiting the generality of the foregoing, since that date, except as set forth in 5(h) of the Disclosure Schedule:

		i.	PSG has not sold, leased, transferred, or assigned any of
its assets, tangible or intangible, other than for fair consideration in the Ordinary Course of Business;

		ii.	PSG has not entered into any agreement, contract, lease,
or license (or series of related agreements, contracts, leases, and licenses) either involving more than $15,000 or outside the Ordinary Course of Business;

		iii.	no party (including PSG) has accelerated, terminated,
modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $15,000 to which PSG is a party or by which it is bound;

		iv.	PSG has not imposed any Liens upon any of its assets,
tangible or intangible;

		v.	PSG has not made any capital expenditure (or series of
related capital expenditures) either involving more than $15,000 or outside the Ordinary Course of Business, other than commitments to lease certain equipment as set forth in Schedule 5(h) of the Disclosure Schedule;

		vi.	PSG has not made any capital investment in, any loan to,
or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $15,000 or outside the Ordinary Course of Business;

		vii.	PSG has not issued any note, bond, or other debt security
or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $15,000 singly or $30,000 in the aggregate;

		viii.	PSG has not delayed or postponed the payment of accounts
payable and other Liabilities outside the Ordinary Course of Business;

		ix.	PSG has not cancelled, compromised, waived, or released
any right or claim (or series of related rights and claims) either involving more than $15,000 or outside the Ordinary Course of Business;

		x.	PSG has not transferred, assigned, or granted any license
or sublicense of any rights under or with respect to any Intellectual
Property other than in the Ordinary Course of Business;

		xi.	there has been no change made or authorized in the
charter or bylaws of PSG;

		xii.	PSG has not issued, sold, or otherwise disposed of any of
its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

		xiii. PSG has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

		xiv.	PSG has not experienced any damage, destruction, or loss
(whether or not covered by insurance) to its property;

		xv.	PSG has not made any loan to, or entered into any other
transaction with, any of its directors, officers, and employees other than in the Ordinary Course of Business;

		xvi.	PSG has not entered into any employment contract or
collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

		xvii.	PSG has not granted any increase in the base compensation
of any of its employees outside the Ordinary Course of Business or increased the base compensation of any of its directors or officers;

		xviii.PSG has not adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees
(or taken any such action with respect to any other Employee Benefit Plan);

		xix.	PSG has not made any other change in employment terms for
any of its employees outside the Ordinary Course of Business or made any other change in employment terms for any of its directors or officers;

		xx.	PSG has not made or pledged to make any charitable or
other capital contribution outside the Ordinary Course of Business;

		xxi.	there has not been any other material occurrence, event,
incident, action, failure to act, or transaction outside the Ordinary
Course of Business involving PSG;

		xxii.	PSG has not discharged a material Liability or Lien
outside the Ordinary Course of Business;

		xxiii.PSG has not changed its accounting or Tax practices, policies, methodologies or principles;

		xxiv.	PSG has not made any loans or advances of money;

		xxv.	PSG has not disclosed any Confidential Information
outside the Ordinary Course of Business and for which PSG received an appropriate and adequate non-disclosure or similar agreement; and

		xxvi.	PSG has not committed to any of the foregoing.

	i.	Undisclosed Liabilities.  PSG has no Liabilities except for
those set forth on 5(i) of the Disclosure Schedule, and (i) Liabilities set forth on the face of the Most Recent Balance Sheet, and (ii) Liabilities that have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

	j.	Legal Compliance.  PSG has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and including the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1 et seq.) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

	k.	Tax Matters.

		i.	PSG has timely filed all Tax Returns that it was required
to file under applicable laws and regulations. All such Tax Returns were correct and complete in all respects and were prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by PSG (whether or not shown on any Tax Return) have been paid. PSG is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where PSG does not file Tax Returns that PSG is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes
(other than Taxes not yet due and payable) upon any of the assets of PSG.

		ii.	PSG has withheld and paid all Taxes required to have been
withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

		iii.	No Seller expects any authority to assess any additional
Taxes for any period for which Tax Returns have been filed. No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to PSG. PSG has not received from any foreign, federal, state, or local taxing authority
(including jurisdictions where PSG has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against PSG. 5(k)(iii) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to PSG for taxable periods to date, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Sellers have delivered to TelVue correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by PSG filed or received to date.

		iv.	PSG has not waived any statute of limitations in respect
of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

		v.	PSG has not filed a consent under Code 341(f) concerning
collapsible corporations. PSG is not a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Code 280G (or any corresponding provision of state, local or foreign Tax law) and (ii) any amount that will not be fully deductible as a result of Code 162(m) (or any corresponding provision of state, local or foreign Tax law). PSG has not been a United States real property holding corporation within the meaning of Code 897(c)(2) during the applicable period specified in Code 897(c)(1)(A)(ii). PSG has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code 6662. PSG is not a party to or bound by any Tax allocation or sharing agreement. PSG (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return and (B) does not have any Liability for the Taxes of any Person under Reg. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

		vi.	5(k) of the Disclosure Schedule sets forth the following
information with respect to PSG as of the most recent practicable date: (A) the basis of PSG in its assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to PSG; and (C) the amount of any deferred gain or loss allocable to PSG arising out of any intercompany transaction.

		vii.	The unpaid Taxes of PSG (A) did not, as of the Most
Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of PSG in filing its Tax Returns. Since the date of the Most Recent Balance Sheet, PSG has not incurred any liability for Taxes arising from extraordinary gains or losses outside the Ordinary Course of Business.

		viii.	PSG will not be required to include any item of
income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

			a)	change in method of accounting for a taxable period
ending on or prior to the Closing Date;

			b)	"closing agreement" as described in Code 7121 (or
any corresponding or similar provision of state, local or foreign income
Tax law) executed on or prior to the Closing Date;

			c)	intercompany transaction or excess loss account
described in Treasury Regulations under Code 1502 (or any corresponding or similar provision of state, local or foreign income Tax law);

			d)	installment sale or open transaction disposition
made on or prior to the Closing Date; or

			e)	prepaid amount received on or prior to the Closing
Date.

		ix.	PSG has not distributed stock of another Person, or has
had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code 355 or Code 361.

	l.	Real Property.

		i.	PSG does not own any real property, and PSG is not a
party to any agreement or option to purchase any real property or interest therein. The Leased Real Property comprises all of the real property held by PSG including, without limitation, all real property used or intended to be used in, or otherwise related to, PSG's business.
		ii.	All buildings, structures, fixtures, building systems and
equipment, and all components thereof, (the "Improvements") are in such condition and repair as is sufficient for the operation of PSG's business.

		iii.	To the Knowledge of any of the Sellers without
investigation, there is no condemnation, expropriation or other proceeding in eminent domain, pending or threatened, affecting the Leased Real Property or any portion thereof or interest therein. To the Knowledge of any of the Sellers, there is no injunction, decree, order, writ or judgment outstanding, or any claim, litigation, administrative action or similar proceeding, pending or threatened, relating to the ownership, lease, use or occupancy of the Leased Real Property or any portion thereof, or the operation of PSG's business as currently conducted thereon.

		iv.	To the Knowledge of any of the Sellers without
investigation, the Leased Real Property is in compliance with all applicable building, zoning, subdivision, health and safety and other land use laws, including the Americans with Disabilities Act of 1990, as amended, and all insurance requirements affecting the Leased Real Property (collectively, the "Real Property Laws"), and PSG's current use and occupancy of the Leased Real Property and operation of PSG's business thereon do not violate any Real Property Laws. PSG has not received any notice of violation of any Real Property Law. To the Knowledge of any of the Sellers, there is no pending or anticipated change in any Real Property Law that will materially impair the ownership, lease, use or occupancy of the Leased Real Property or any portion thereof in the continued operation of PSG's business as currently conducted thereon.

		v.	To the Knowledge of any of the Sellers without
investigation, all certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the "Real Property Permits") of all governmental authorities, boards of fire underwriters, associations or any other entity having jurisdiction over the Leased Real Property that are required for PSG to use or occupy the Real Property or operate PSG's business as currently conducted thereon, have been issued and are in full force and effect. PSG has delivered to TelVue a true and complete copy of all Real Property Permits.

		v.	PSG's current use and occupancy of the Leased Real
Property and the operation of PSG's business as currently conducted thereon do not violate any easement, covenant, condition, restriction or similar provision in any instrument of record or other unrecorded agreement affecting such Real Property.

	m.	Intellectual Property.

		i.	Except as set forth on 5(m) of the Disclosure Schedule,
PSG owns and possesses or has the right to use pursuant to a valid and enforceable written license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the business of PSG as presently conducted. Each item of Intellectual Property owned or used by PSG immediately prior to the Closing will be owned or available for use by PSG on identical terms and conditions immediately subsequent to the Closing.

		ii.	PSG has not interfered with, infringed upon,
misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and PSG has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that PSG must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Sellers, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of PSG.

		iii.	5(m)(iii) of the Disclosure Schedule identifies each
patent or registration that has been issued to PSG with respect to any of its Intellectual Property, identifies each pending patent application or application for registration that PSG has made with respect to any of its Intellectual Property, and identifies each license, sublicense, agreement, or other permission that PSG has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Sellers have delivered to TelVue correct and complete copies of all such patents, registrations, applications, licenses, sublicenses, agreements, and permissions (as amended to date) and have made available to TelVue correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. 5(m)(iii) of the Disclosure Schedule also identifies each material unregistered trademark, service mark, trade name, corporate name or Internet domain name, computer software item (other than commercially available off-the-shelf software purchased or licensed for less than a total cost of $1,000 in the aggregate) and each material unregistered copyright used by PSG in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in 5(m)(iii) of the Disclosure Schedule:

			a)	PSG owns and possesses all right, title, and
interest in and to the item, free and clear of any Lien, license, or other restriction or limitation regarding use or disclosure;

			b)	the item is not subject to any outstanding
injunction, judgment, order, decree, ruling, or charge;

			c)	no action, suit, proceeding, hearing,
investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Sellers is threatened that challenges the legality, validity, enforceability, use, or ownership of the item, and there are no grounds for the same;

			d)	PSG has not ever agreed to indemnify any Person for
or against any interference, infringement, misappropriation, or other conflict with respect to the item; and

			e)	no loss or expiration of the item is threatened,
pending, or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by Sellers, or PSG, including without limitation, a failure by Sellers or PSG to pay any required maintenance fees).

		iv.	Except for software generally sold at retail and the
patents described in the Disclosure Schedule, PSG does not use any Intellectual Property pursuant to license, sublicense, agreement, or permission.

		v.	Sellers have complied in all material respects with and
are presently in compliance in all material respects with all foreign, federal, state, local, governmental (including, but not limited to, the Federal Trade Commission and State Attorneys General), administrative or regulatory laws, regulations, guidelines and rules applicable to any Intellectual Property and Sellers shall take all steps necessary to ensure such compliance until Closing.

	n.	Tangible Assets. Except as set forth on 5(n) of the Disclosure
Schedule, PSG owns or leases all machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted.
Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

	o.	Inventory. The inventory of PSG consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, substantially all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of PSG.

	p.	Contracts. 5(p) of the Disclosure Schedule lists the following contracts and other agreements to which PSG is a party:

		i.	any agreement (or group of related agreements) for the
lease of real or personal property to or from any Person providing for lease payments in excess of $15,000 per annum;

		ii.	any agreement (or group of related agreements) for the
purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than 1 year, result in a material loss to PSG, or involve consideration in excess of $15,000;

		iii.	any agreement concerning a partnership or joint venture;

		iv.	any agreement (or group of related agreements) under
which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $15,000 or under which it has imposed a Lien on any of its assets, tangible or intangible;

		v.	any agreement concerning confidentiality or non-
competition;

		vi.	any profit sharing, stock option, stock purchase, stock
appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

		vii.	any agreement for the employment of any individual on a
full-time, part-time, consulting, or other basis providing annual compensation in excess of $15,000 or providing severance benefits;

		viii. any agreement under which it has advanced or loaned any amount to any of its employees outside the Ordinary Course of Business or which it has advanced or loaned any amount to any of its directors or officers;

		ix.	any agreement under which the consequences of a default
or termination could have a Material Adverse Effect;

		x.	any settlement, conciliation or similar agreement, the
performance of which will involve payment after the Closing Date of consideration in excess of $15,000;

		xi.	any agreement that provides that the terms and conditions
that would otherwise govern the relationship of the parties thereto will be altered upon a change in control of PSG;

		xii.	any agreement under which PSG has advanced or loaned any
other Person amounts in the aggregate exceeding $15,000; or

		xiii.	any other agreement (or group of related agreements) the
performance of which involves consideration in excess of $15,000.

Sellers have delivered to TelVue a correct and complete copy of each written agreement (as amended to date) listed in 5(p) of the Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement referred to in 5(p) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and
(D) no party has repudiated any provision of the agreement.

	q.	Notes and Accounts Receivable. All notes and accounts
receivable of PSG are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of PSG. 5(q) of the Disclosure Schedule sets forth PSG's notes and accounts receivable as of February 28, 2007.

	r.	Powers of Attorney.   Except for those set forth on 5(r) of
the Disclosure Schedule There are no outstanding powers of attorney executed on behalf of PSG.

	s.	Insurance.  5(s) of the Disclosure Schedule sets forth the
following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which PSG has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 5 years:

		i.	the name, address, and telephone number of the agent;

		ii.	the name of the insurer, the name of the policyholder,
and the name of each covered insured;

		iii.	the policy number and the period of coverage;

		iv.	the scope (including an indication of whether the
coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

		v.	a description of any retroactive premium adjustments or
other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) Neither PSG nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. PSG has been covered during the past 5 years by insurance in scope and amount customary and reasonable for the businesses in which they have engaged during the aforementioned period. 5(s) of the Disclosure Schedule describes any self-insurance arrangements affecting PSG.

	t.	Litigation.  PSG (i) is not subject to any outstanding
injunction, judgment, order, decree, ruling, or charge and (ii) is not a party or, to the Knowledge of any of the Sellers, threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of Sellers has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against PSG or that there is any basis for the foregoing.

	u.	Service/Product Warranties.  Each service or product created, sold, leased, or delivered by PSG has been in conformity with all applicable contractual commitments and all express and implied warranties, and PSG has no Liability for replacement or repair thereof or other damages in connection therewith. 5(u) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for PSG (containing applicable guaranty, warranty, and indemnity provisions). No service or product created, sold, leased, or delivered by PSG is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease set forth in 5(u) of the Disclosure
Schedule.

	v.	Service/Product Liability.  PSG has no Liability arising out of any damage or injury to entities, individuals or property as a result of the ownership, possession, or use of any service or product created, sold, leased, or delivered by PSG.

	w.	Employees.

		i.	With respect to the business of PSG:

			a)	there is no collective bargaining agreement or
relationship with any labor organization;

			b)	to the Knowledge of any of the Sellers, no
executive or manager of PSG (1) has any present intention to terminate his or her employment or (2) is a party to any confidentiality, non-competition, proprietary rights or other such agreement between such employee and any Person besides PSG that would be material to the performance of such employee's employment duties, or the ability of PSG or TelVue to conduct the business of PSG;

			c)	no labor organization or group of employees has
filed any representation petition or made any written or oral demand for recognition;

			d)	to the Knowledge of any of the Sellers, no union
organizing or decertification efforts are underway or threatened and no other question concerning representation exists;

			e)	no labor strike, work stoppage, slowdown, or other
material labor dispute has occurred, and none is underway or, to the Knowledge of any of the Sellers, threatened;

			f)	there is no workers compensation liability,
experience or matter that could have a Material Adverse Effect;

			g)	there is no employment-related charge, complaint,
grievance, investigation, inquiry or obligation of any kind, pending or threatened in any forum, relating to an alleged violation or breach by PSG
(or its or their officers or directors) of any law, regulation or contract;
and,
			h)	no employee or agent of PSG has committed any act
or omission giving rise to material liability for any violation or breach
identified in   (G) above.

		ii.	Except as set forth in 5(w) of the Disclosure Schedule,
(A) there are no employment contracts or severance agreements with any employees of PSG, and (B) there are no written personnel policies, rules or procedures applicable to employees of PSG.

		iii.	With respect to this transaction, any notice required
under any law or collective bargaining agreement has been given, and all bargaining obligations with any employee representative have been, or prior to the Closing Date will be, satisfied. Within the past 3 years, PSG has not implemented any plant closing or layoff of employees that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state, or local law, regulation, or ordinance (collectively, the "WARN Act"), and no such action will be implemented without advance notification to TelVue.

	x.	Employee Benefits.

		i.	5(x) of the Disclosure Schedule lists each Employee
Benefit Plan that PSG maintains, to which PSG contributes or has any obligation to contribute, or with respect to which PSG has any Liability.

			a)	Each such Employee Benefit Plan (and each related
trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and the terms of any applicable collective bargaining agreement and complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

			b)	All required reports and descriptions (including
Form 5500 annual reports, summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan and each Employee Benefit Plan maintained by an ERISA Affiliate that is an Employee Welfare Benefit Plan subject to COBRA.

			c)	All contributions (including all employer
contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each such Employee Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of PSG and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

			d)	Each such Employee Benefit Plan that is intended to
meet the requirements of a "qualified plan" under Code 401(a) has received a determination from the Internal Revenue Service that such Employee
Benefit Plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of any such Employee Benefit Plan. All such Employee Benefit Plans have been or will be timely amended for the requirements of the Tax legislation commonly known as "GUST" and "EGTRRA" and have been or will be submitted to the
Internal Revenue Service for a favorable determination letter on the GUST requirements within the remedial amendment period prescribed by GUST.

			e)	There have been no Prohibited Transactions with
respect to any such Employee Benefit Plan or any Employee Benefit Plan maintained by an ERISA Affiliate. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the Sellers, threatened.

			f)	Sellers have delivered to TelVue correct and
complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue
Service, the most recent annual report (Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements that implement each such Employee Benefit Plan.

		ii.	Neither PSG, nor any ERISA Affiliate contributes to, has
any obligation to contribute to, or has any Liability under or with respect to any Employee Pension Benefit Plan that is a "defined benefit plan" (as defined in ERISA 3(35)). No asset of PSG is subject to any Lien under ERISA or the Code.

		iii.	Neither PSG nor any ERISA Affiliate contributes to, has
any obligation to contribute to, or has any Liability (including withdrawal liability as defined in ERISA 4201) under or with respect to any Multiemployer Plan.

		iv.	PSG does not maintain, contribute to or have an
obligation to contribute to, or have any Liability with respect to, any Employee Welfare Benefit Plan providing health or life insurance or other welfare-type benefits for current or future retired or terminated directors, officers or employees (or any spouse or other dependent thereof) of PSG or any of its Subsidiaries or of any other Person other than in accordance with COBRA.

	y.	Guaranties.  PSG is not a guarantor or otherwise is liable for any Liability (including indebtedness) of any other Person.

	z.	Environmental, Health, and Safety Matters.     Each of PSG and
its predecessors has complied in all material respects and is in substantial compliance with all Environmental, Health, and Safety Requirements. Neither PSG nor its predecessors or Affiliates have received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety
Requirements, or any Liabilities, including any investigatory, remedial or corrective obligations, relating to any of them or their facilities arising under Environmental, Health, and Safety Requirements.

	aa.	Business Continuity.  Except as set forth on 5(aa) of the
Disclosure Schedule, none of the computer software, computer hardware (whether general or special purpose), telecommunications capabilities (including all voice, data and video networks) and other similar or related items of automated, computerized, and/or software systems and any other networks or systems and related services that are used by or relied on by PSG in the conduct of its business (collectively, the "Systems") have experienced failures, breakdowns, or continued substandard performance in the past twelve (12) months that has caused any substantial disruption or interruption in or to the use of any such Systems by PSG.

	bb.	Certain Business Relationships with PSG.  Except as set forth in 5(bb) of the Disclosure Schedule, none of Sellers, their Affiliates, Sellers' directors, officers, employees and shareholders and PSG's directors, officers, employees, and shareholders has been involved in any business arrangement or relationship with PSG within the past 12 months, and none of Sellers, their Affiliates, Seller's directors, officers, employees and shareholders and PSG's directors, officers, employees, and shareholders owns any asset, tangible or intangible, that is used in the business of PSG.

	cc.	Customers and Suppliers.

		i.	5(cc) of the Disclosure Schedule lists the 5 largest
customers of PSG for each of the 2 most recent fiscal years and sets forth opposite the name of each such customer the percentage of consolidated net sales attributable to such customer. 5(cc) of the Disclosure Schedule also lists any additional current customers that PSG anticipates shall be among the 5 largest customers for the current fiscal year.

		ii.	Since the date of the Most Recent Balance Sheet, no
material supplier of PSG has indicated in writing that it shall stop, or materially decrease the rate of, supplying materials, products or services to PSG, and no customer listed on 5(cc) of the Disclosure Schedule has indicated in writing that it shall stop, or materially decrease the rate of, buying materials, products or services from PSG.

	dd.	Disclosure.  The representations and warranties contained in this 5 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this 5 not misleading.

6.	Pre-Closing Covenants.

	The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

	a.	General. Each of the Parties will use his, her, or its
reasonable best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in 8 below).

	b.	Notices and Consents. Sellers will cause PSG to give any
notices to third parties, and will cause PSG to use its reasonable best efforts to obtain any third-party consents referred to in 5(c) above. Each of the Parties will (and Sellers will cause PSG to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in 4(a)(ii), 4(b)(ii), and 5(c) above.

	c.	Operation of Business.  Sellers will not cause or permit PSG to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, and further subject to 5(k) below, Sellers will not cause or permit PSG, other than in the Ordinary Course of Business, to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock (other than as set forth in 3(a) above), (ii) enter into any agreement of the sort described in 5(p) above, or (iii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in 5(h) above.

	d.	Preservation of Business.  Sellers will cause PSG to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, insurance policies, and relationships with lessors, licensors, suppliers, customers, and employees.

	e.	Full Access.  Sellers will permit, and Sellers will cause PSG to permit, representatives of TelVue (including legal counsel and accountants) to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of PSG, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to PSG.

	f.	Notice of Developments.   Notice of Developments. Sellers will
give prompt written notice to TelVue of any material development in the business of PSG or any development causing any of the representations and warranties in Section 4(a) or 5 above to become materially untrue or incorrect.. TelVue will give prompt written notice to the Sellers of any material adverse development causing any of its representations and warranties in Section 4(b) above to become materially untrue or incorrect.
To the extent that (i) any disclosure by any Party pursuant to this 6(f) triggers a Party's right to terminate this Agreement pursuant to Section10 below, (ii) such Party does not terminate this Agreement as a result of such disclosure, and (iii) Closing occurs, such disclosure shall be deemed to amend or supplement the Disclosure Schedule, except to the extent otherwise agreed in writing by the Parties.

	g.	Exclusivity.  None of Sellers will (and Sellers will not cause or permit PSG to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person (other than TelVue) relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of PSG, including any acquisition structured as a merger, consolidation, or share exchange (any such acquisition, a "Competing Transaction") or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any Competing Transaction. None of Sellers will vote their PSG Shares in favor of any Competing Transaction. Sellers will notify TelVue immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

	h.	Maintenance of Leased Real Property.  Sellers will cause PSG to maintain the Leased Real Property, including all of the Improvements, in substantially the same condition as existed on the date of this Agreement, ordinary wear and tear excepted, and shall not demolish or remove any of the existing Improvements, or erect new improvements on the Leased Real Property or any portion thereof, without the prior written consent of TelVue.

	i.	Leases. Except as contemplated by this Agreement, Sellers will not cause or permit any of PSG's Leases to be extended or renewed, nor shall PSG enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property, except as contemplated by this Agreement.

	j.	Tax Matters. Without the prior written consent of TelVue,
Sellers will not cause or permit PSG to make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to PSG, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to PSG, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of PSG for any period ending after the Closing Date or decreasing any Tax attribute of PSG existing on the Closing Date.

	k.	Capital Expenditures.  Prior to Closing, the Sellers shall
cause PSG to, make such capital expenditures as may be necessary or desirable in the Ordinary Course of Business to maintain PSG's assets and properties or to comply with applicable Environmental, Health and Safety Requirements. Except as set forth in the preceding sentence, the Sellers shall not permit PSG to make any capital expenditure for any other purpose without the prior written consent of TelVue.

	l.	Employment Offers.	Prior to Closing, TelVue will offer
employment to each employee of PSG identified on Exhibit B, which sets forth the name, job title and description and compensation of each current PSG employee. TelVue's offer shall be for terms and conditions that are substantially identical to the current terms and conditions of each such person's employment, and each such offer shall provide that each such person shall be entitled to all benefits generally provided to comparable-level TelVue employees and shall be credited for service at PSG.

7.	Post-Closing Covenants.

	The Parties agree as follows with respect to the period following the
Closing:

	a.	General.  In case at any time after the Closing any further
actions are necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further actions (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under 9 below).

	b.	Litigation Support. In the event and for so long as any Party or PSG actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or
(ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving PSG, each of the other Parties will cooperate with him, her, or it and his, her, or its counsel in the contest or defense, make available his, her, or its personnel, and provide such testimony and access to his, her, or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party or PSG, as applicable (unless the contesting or defending Party is entitled to indemnification therefore under 9 below).

	c.	Transition.  No Seller will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of PSG from maintaining the same business relationships with PSG after the Closing as it maintained with PSG prior to the Closing. Each Seller will refer all customer inquiries relating to the business of PSG to PSG from and after the Closing.

	d.	Confidentiality.  Each Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to TelVue or destroy, at the request and option of TelVue, all tangible embodiments (and all copies) of the Confidential Information that are in his, her, or its possession. In the event that any Seller is requested or required pursuant to written or oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process to disclose any Confidential Information, such Seller will notify TelVue promptly of the request or requirement so that TelVue may seek an appropriate protective order or waive compliance with the provisions of this 7(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of Sellers is, on the advice of counsel, compelled to disclose any Confidential
Information to any tribunal or else stand liable for contempt, such Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his, her, or its reasonable best efforts to obtain, at the reasonable request of TelVue, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as TelVue shall designate. The foregoing provisions shall not apply to any Confidential Information that is generally available to the public immediately prior to the time of disclosure unless such Confidential Information is so available due to the actions of a Seller.

	e.	Non-Competition.

		i.	For a period of two years from and after the Closing
Date, no Seller, Person controlled by a Seller or immediate family member of a Seller will, directly or indirectly, on his, her or its own behalf or in combination with others:

			a)	Engage or participate, anywhere in the United
States, as an owner, partner, shareholder, agent, employee, consultant or (without limitation by the specific enumeration of the foregoing) otherwise, in any business engaged in the development, marketing or sale of digital video encoding, storage and playout systems that are either (1) designed primarily for distribution of video via traditional cable, satellite, or airwave broadcast television, or (2) primarily targeted for the PEG (public, educational and government) market (as such market is contemplated under FCC regulations) or schools and other institutions of higher learning; or

			b)	Take any actions calculated to persuade any
employees, customers, independent contractors, representatives or agents of PSG to stop doing business with PSG or terminate their association with PSG; or

			c)	Hire or solicit any employee of PSG for the
purposes of having any such employee terminate his or her employment with PSG.

		ii.	Sellers, on their own behalf and on behalf of Persons
controlled by Sellers and immediate family members of Sellers, recognize that the territorial, time and scope limitations of this 7(e) are reasonable and necessary for the protection of TelVue, and in the event that any such territorial, time or scope limitation is ruled unreasonable by a court of competent jurisdiction, Sellers agree to empower and urge the court to reduce any such territorial, time or scope limitations to reasonable and enforceable limits under the circumstances, and this
Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. In the event of any breach
of   (i), the time period of the breached covenant shall be extended for the period of such breach. TelVue shall be entitled to all rights and remedies at law and in equity in connection with any breach of this 7(e) by Sellers.

		iii.	Sellers acknowledge that payment of the Purchase Price
constitutes good and valid consideration for the covenants of the Sellers in this 7(e).

 (e)(i)(A) above shall not be construed to prohibit either (x) ownership of less than five percent of the outstanding voting securities of any entity where such class of securities is publicly traded, or (y) work for a separate division or affiliate of a large parent entity (i.e., which has combined annual revenues in excess of $100 million) where such division or affiliate does not engage in the prohibited business, although another division or affiliate of the parent entity may engage in such business.

	f.	Certain Severance Obligations.  TelVue agrees that each PSG
employee who is hired by TelVue whose employment is terminated by TelVue without cause (x) within six months following the Closing Date shall be entitled to a severance benefit equal to two weeks base pay, and (y) more than six months following the Closing Date shall be entitled to a severance benefit in accordance with TelVue's then , in both cases for each year (full and partial) that such person was employed by TelVue, PSG and PSG's predecessors. Each such PSG employee shall be a third-party beneficiary of this 7(f) and shall be entitled to enforce this 7(f) as if it were a party to this Agreement. This 7(f) shall survive the Closing.

8.	Conditions to Obligation to Close.

	a.	Conditions to TelVue's Obligation.  TelVue's obligation to
consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

		i.	the representations and warranties set forth in 4(a) and
5 above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term "material," or contain terms such as "Material Adverse Effect" or "Material Adverse Change," in which case such representations and warranties (as so written, including the term
"material" or "Material") shall be true and correct in all respects at and as of the Closing Date;

		ii.	Sellers shall have performed and complied with all of
their covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term "material," or contain terms such as "Material Adverse Effect" or "Material Adverse Change," in which case Sellers shall have performed and complied with all of such covenants (as so written, including the term "material" or "Material") in all respects through the Closing;

		iii.	PSG shall have procured all of the third-party consents
specified in 6(b) above;

		iv.	no action, suit, or proceeding shall be pending or
threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) adversely affect the right of TelVue to own the PSG Shares and to control PSG, or (D) adversely affect the right of PSG to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

		v.	Each Seller and each Minority Holder shall have delivered
to TelVue a certificate to the effect that the condition set forth in 8(a)(i) above is satisfied as to his, her or its representations and warranties in 4(a);

		vi.	Each Seller shall have delivered to TelVue a certificate
to the effect that each of the conditions specified above in 8(a)(ii)-(iv) is satisfied in all respects;

		vii.	Sellers shall have made such deliveries as are called for
by this Agreement.

		viii.	There shall not have occurred a Material Adverse Effect.

		ix.	TelVue shall have received from counsel to Sellers an
opinion substantially in the form attached hereto as Exhibit C, addressed to TelVue and dated as of the Closing Date;

		x.	TelVue shall have received the resignations, effective as
of the Closing, of each director and officer of PSG other than those whom TelVue shall have specified in writing at least 5 business days prior to the Closing;

		xi.	all actions to be taken by Sellers in connection with
consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to TelVue;

		xii.	no damage or destruction or other change shall have
occurred with respect to the Leased Real Property or any portion thereof that, individually or in the aggregate, would materially impair the use or occupancy of the Leased Real Property or the operation of PSG's business as currently conducted thereon;

		xiii. Each of the Sellers shall have executed and delivered to TelVue the Agreement in the form attached hereto as Exhibit D, which is the same form of agreement to be signed by each person who becomes an employee of TelVue; and

		xiv.	TelVue, the Representative and the Escrowee shall have
entered into the Escrow Agreement attached hereto as Exhibit A.

TelVue may waive any condition specified in this 8(a) if it executes a writing so stating at or prior to the Closing.

	b.	Conditions to Sellers' Obligation.  The obligation of Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

		i.	the representations and warranties set forth in 4(b)
above shall be true and correct in all material respects at and as of the Closing Date, the except to the extent that such representations and warranties are qualified by the term "material," or contain terms such as "Material Adverse Effect" or "Material Adverse Change," in which case such representations and warranties (as so written, including the term material" or "Material") shall be true and correct in all respects at and as of the Closing Date;

		ii.	TelVue shall have performed and complied with all of its
covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term "material," or contain terms such as "Material Adverse Effect" or "Material Adverse
Change," in which case TelVue shall have performed and complied with all of such covenants (as so written, including the term "material" or "Material") in all respects through the Closing;

		iii.	no action, suit, or proceeding shall be pending or
threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

		iv.	TelVue shall have delivered to Sellers a certificate to
the effect that each of the conditions specified above in 8(b)(i)-(iii) is satisfied in all respects;

		v.	all actions to be taken by TelVue in connection with
consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Representative.

		vi.	Sellers shall have received from counsel to TelVue an
opinion substantially in the form attached hereto as Exhibit E, addressed to Sellers and dated as of the Closing Date;

		vii.	all actions to be taken by TelVue in connection with
consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Sellers;

		viii.	TelVue, the Representative and the Escrowee shall have
entered into the Escrow Agreement attached hereto as Exhibit A; and

		ix.	TelVue shall have executed and delivered to each of the
Sellers the Agreement in the form attached hereto as Exhibit D, which is the same form of agreement to be signed by each person who becomes an employee of TelVue

9.	Remedies for Breaches of This Agreement.

		a.	Survival of Representations and Warranties.  All of
the representations and warranties of Sellers contained in 5 above (other than 5(a), 5(b), 5(c), 5(d), 5(e), 5(k), 5(x) and 5(z) above) shall survive the Closing hereunder (even if TelVue knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect until March 16, 2008. All of the other representations and warranties of the Parties contained in this Agreement (including the representations and warranties of the Parties contained in 4 above and the representations and warranties of Sellers contained in 5(a), 5(b), 5(c), 5(d), 5(e),5(k), 5(x) and 5(z) above) shall survive the Closing (unless the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect until the expiration of the applicable statutes of limitations (including any extension thereto), provided however that the representations and warranties of Sellers contained in 4(a)(v) shall survive indefinitely.

		b.	Indemnification Provisions for TelVue's Benefit.

			i.	In the event any Seller breaches any of his,
her or its representations, warranties, and covenants contained herein (in each case, determined without giving effect to any qualifications therein referencing the term "material" or other terms of similar import or effect), and provided that TelVue makes a written claim for indemnification against any Seller pursuant to 11(g) below within the survival period (if there is an applicable survival period pursuant to 9(a) above) then the Sellers shall be obligated jointly and severally to indemnify TelVue from and against the entirety of any Adverse Consequences TelVue may suffer (including any Adverse Consequences TelVue may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach. Notwithstanding the foregoing, Sellers shall have no obligation to indemnify TelVue from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation or warranty of Sellers contained in 5 above (other than 5(a), 5(b), 5(c), 5(d),
5(e),5(k), 5(x) and 5(z) above) until TelVue has suffered Adverse
Consequences by reason of all such breaches in excess of $50,000 (the
"Minimum").

			ii.	Notwithstanding the foregoing, (x) the Minimum
shall not be applicable to Adverse Consequences TelVue may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach of the representations and warranties of Sellers contained in 5(a), 5(b), 5(c), 5(d), 5(e),5(k), 5(x) and 5(z) above; (y) once aggregate
Adverse Consequences suffered by TelVue exceed the Minimum, Sellers shall be liable for indemnifying TelVue for all Adverse Consequences, i.e., including those less than or below the Minimum, and (z) individual claims below $2,500.00 which are not part of a larger claim or one of a series of related claims shall not be deemed to be Adverse Consequences for which indemnity is required.

			iii.	Each of the Sellers agrees to jointly and
severally indemnify (subject to the limitations in (v) below) the TelVue from and against the entirety of any Adverse Consequences the TelVue may suffer resulting from, arising out of, relating to, in the nature of, or caused by
(x) any Liability of PSG (A) for any Taxes of PSG with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date, but only to the extent such Taxes are allocable (determined in a manner consistent with 5(k)) to the portion of such period beginning before and ending on the Closing Date), to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet, (B) for the unpaid Taxes of any Person (other than PSG) under Reg. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, (y) any pre-Closing act, event or circumstance that could give rise to any Liability with respect to any Environmental, Health or Safety Matters; or (z) any Liability of PSG for any and all costs and expenses of PSG (including all legal fees and accounting expenses) incurred in connection with this Agreement and the transactions contemplated hereby but not paid, or described and quantified on the Disclosure Schedule, on or before the Closing Date (collectively, the "Transaction Expenses").

			iv.	The maximum aggregate amount of Adverse
Consequences required to be paid by Sellers pursuant to 9(b)(i) above shall not exceed $3,250,000, provided, however, that the foregoing limitation shall not apply to Adverse Consequences TelVue may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach of the representations and warranties of Sellers contained in 5(a), 5(b), 5(c), 5(d), 5(e),5(k), 5(x) and 5(z) above.

			v.	Notwithstanding the joint and several liability
of the Sellers, the aggregate liability of each Seller pursuant to this 9 (other than for breaches of 5(a), 5(b), 5(c), 5(d), 5(e),5(k), 5(x) and 5(z)) shall be limited to the gross proceeds payable to such Seller as set forth on 2(b) of the Disclosure Schedule.

	c.	Indemnification Provisions for Sellers' Benefit.  In the event
TelVue breaches any of its representations, warranties, and covenants contained herein and provided that the Representative makes a written claim for indemnification against TelVue pursuant to 11(g) below within the survival period (if there is an applicable survival period pursuant to 9(a) above), then TelVue agrees to indemnify each Seller from and against the entirety of any Adverse Consequences suffered (including any Adverse Consequences suffered after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

	d.Matters Involving Third Parties.

		i.	If any third party notifies any Party or PSG (the
"Indemnified Party") with respect to any matter (a "Third-Party Claim") that may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this 9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing, and the Indemnifying Party shall have a reasonable opportunity to participate in discussions with the claimant and the Indemnified Party in an effort to resolve the Third-Party Claim; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced.

		ii.	Any Indemnifying Party will have the right to assume
the defense of the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party at any time within 15 days after the Indemnified Party has given notice of the Third-Party Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third-Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and provided further that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim.

		iii.	So long as the Indemnifying Party has assumed and is
conducting the defense of the Third-Party Claim in accordance with 9(d)(ii) above, (A) the Indemnifying Party will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld) unless the judgment or proposed settlement involves only the payment of money damages by one or more of the Indemnifying Parties and does not impose an injunction or other equitable relief upon the Indemnified Party and (B) the Indemnified Party will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld).

		iv.	In the event none of the Indemnifying Parties assumes
and conducts the defense of the Third-Party Claim in accordance with 9(d)(ii) above, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment on or enter into any settlement with respect to, the Third-Party Claim in any manner it may reasonably deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith) and (B) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim to the fullest extent provided in this 9.

	e.	Determination of Adverse Consequences.  The Parties shall
take into account the time cost of money in determining Adverse Consequences for purposes of this 9. All indemnification payments under this 9 and 10(a) shall be deemed adjustments to the Purchase Price.

	f.	Exclusive Remedy.  The Parties acknowledge and agree that,
except in the case of fraud, willful misconduct or any equitable remedy the Parties may have with respect to the transaction contemplated by this Agreement, the indemnification provisions in this 9 shall be the exclusive remedy of TelVue and Sellers with respect to PSG and the transactions contemplated by this Agreement.

10.	Termination.

	a.	Termination of Agreement.  The Parties may terminate this
Agreement as provided below:

		i.	TelVue and Representative may terminate this Agreement
by mutual written consent at any time prior to the Closing;

		ii.	TelVue may terminate this Agreement by giving written
notice to Representative at any time prior to the Closing (A) in the event any Seller or Minority Holder has breached any material representation, warranty, or covenant contained in this Agreement, TelVue has notified Representative of the breach, and the breach has continued without cure for a period of  thirty (30) days after the notice of breach, (B) if the
Closing shall not have occurred on or before March 16, 2007, by reason of the failure of any condition precedent under 8(a) hereof (unless the failure results primarily from TelVue itself breaching any representation, warranty, or covenant contained in this Agreement), or (C) if TelVue
effects the funding described   (d) below prior to Closing;

		iii.	Representative may terminate this Agreement by giving
written notice to TelVue at any time prior to the Closing (A) in the event TelVue has breached any material representation, warranty, or covenant contained in this Agreement, any Seller has notified TelVue of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before March 16, 2007, by reason of the failure of any condition precedent under 8(b) hereof (unless the failure results primarily from any Seller or any Minority Holder breaching any representation, warranty, or covenant contained in this Agreement); and

	b.	Effect of Termination.  If this Agreement is terminated
pursuant to 10, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party.

	c.	Non Solicitation.  If this Agreement is terminated:

		i.	other than pursuant to  10(a)(ii), for two years from
the date of such termination, neither PSG nor any Seller shall directly or indirectly, for itself, himself/herself or for any other person, firm, corporation or other entity, whether as a principal, agent, employee, stockholder, partner, officer, member, director, sole proprietor, lender, or otherwise, solicit any person who was employed by TelVue during the six
(6) months preceding the termination date or who, as an independent contractor, worked primarily for TelVue at any time during that period, to cease to work for TelVue or to work for or accept employment or any similar engagement with any other person or entity; or

		ii.	other than pursuant to 10(a)(iii), for two years from
the date of such termination, TelVue shall not, directly or indirectly, for itself or for any other person, firm, corporation or other entity, whether as a principal, agent, stockholder, partner, officer, member, lender, or otherwise, solicit any person who was employed by PSG during the six (6) months preceding the termination date or who, as an independent contractor, worked primarily for PSG at any time during that period, to cease to work for PSG or to work for or accept employment or any similar engagement with any other person or entity.

	d.	Funding Obligation of  TelVue.  If this Agreement is terminated pursuant to 10(a)(i), 10(a)(ii)(A) or 10(a)(ii)(B) above, or if the Closing does not occur on or before March 16, 2007 (other than as a result of the Sellers' intentional failure to satisfy a condition precedent under
Section 8(a) hereof), TelVue agrees to advance to PSG within five (5) days after request by Jesse Lerman the sum of $300,000 as a loan, on terms, and to be evidenced by documentation, identical to the $400,000 loan from TelVue to PSG dated December 26, 2006. This 10(d) shall survive any termination of this Agreement.

11.	Miscellaneous.

	a.	Press Releases and Public Announcements.  No Party shall issue any press release or make any public or private announcement or disclosure relating to the subject matter of this Agreement without the prior written approval of TelVue and Representative; provided, however, that any Party may make any disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

	b.	No Third-Party Beneficiaries.  Except as otherwise provided
herein, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

	c.	Entire Agreement.  This Agreement (including the documents
referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

	d.	Succession and Assignment.  This Agreement shall be binding
upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of TelVue and Representative; provided, however, that TelVue may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases TelVue nonetheless shall remain responsible for the performance of all of its obligations hereunder).

	e.	Counterparts.  This Agreement may be executed in one or more counterparts (including by means of facsimile or other electronic transmission), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

	f.	Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

	g.	Notices.  All notices, requests, demands, claims, and other
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one (1) business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Sellers:	Jesse Lerman
		76A Cranbury Neck Road
		Cranbury, NJ 08512

Copy to:	Stevens & Lee, a Professional Corporation
		600 College Road East , Suite 4400
		Princeton, New Jersey 08540
		Fax:  610-371-7929
		Attn: Richard J. Pinto, Esq.

If to TelVue:	TelVue Corporation
		16000 Horizon Way
		Suite 500
		Mt. Laurel, NJ 08054
		Fax: 856-866-7411
		Attn: Joseph Murphy, President

Copy to:	Saul Ewing  LLP
		1500 Market Street, 38th Floor
		Philadelphia, PA 19102
		Fax - 215-972-1926
		Attn:  Katayun Jaffari, Esq.

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

	h.	Governing Law.  This Agreement shall be governed by and
construed in accordance with the domestic laws of the State of New Jersey without giving effect to any choice or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Jersey.

	i.	Amendments and Waivers.  No amendment of any provision of this
Agreement shall be valid unless the same shall be in writing and signed by the TelVue and the Representative. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

	j.	Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

	k.	Expenses.  TelVue has and will pay the fees, expenses and
disbursements of TelVue and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement. The Sellers and TelVue agree that PSG has and will pay the fees, expenses and disbursements of the Sellers and PSG and their agents, representatives, financial advisers, accountants and counsel incurred in connection with the subject matter of this Agreement, and the Sellers and TelVue will cause PSG to do so, it being understood that the Sellers will have no liability with respect to any failure of PSG to make such payments after the Closing and TelVue will have no liability with respect to any failure of PSG to make such payments before the Closing. The fees and expenses of the Escrowee shall be borne equally by TelVue and the Sellers.

	l.	Construction.  The Parties have participated jointly in the
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

	m.	Incorporation of Exhibits and Schedules.  The Exhibits and
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

	n.	Governing Language.  This Agreement has been negotiated and
executed by the Parties in English. In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

	o.	Representative.  All Sellers, by signing this Agreement,
designate Jesse Lerman, or an entity controlled by him, to be their Representative for purposes of this Agreement. All Sellers shall be bound by any and all actions taken by the Representative on their behalf. TelVue shall be entitled to rely upon any communication or writings given or executed by the Representative. All communications or writings to be sent to Sellers pursuant to this Agreement may be addressed to the Representative and any communication or writing so sent shall be deemed notice to all of the Sellers hereunder. All Sellers hereby consent and agree that the Representative is authorized to accept deliveries, including any notice, on behalf of Sellers pursuant hereto. The Representative is hereby appointed and constituted the true and lawful attorney-in-fact of all Sellers, with full power in its name and on their behalf to act according to the terms of this Agreement in the absolute discretion of the Representative; and in general to do all things and to perform all acts including, without limitation, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with 3, 9 and 10 of this Agreement.
This power of attorney and all authority hereby conferred is granted in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of the Sellers or by operation of law or any other event. The Sellers agree jointly and severally to defend, indemnify and hold harmless the Representative and, if applicable, its officers, directors, employees, managers and members from and against all losses, damages and expenses (including attorneys' fees) of any kind resulting from, arising out of, or relating to this Agreement, the Escrow Agreement or his or its services as Representative other than losses, damages and expenses arising from the willful misconduct of the Representative. Each of the Sellers hereby agrees that the Representative shall have no liability to him or her for any actions taken, or omitted to be taken, in connection with his or its service as the Representative, other than for its willful misconduct.

[Execution Page Follows]


IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

				TELVUE CORPORATION

				By:	/s/
					------------------------------
					JOSEPH MURPHY

				Its:	______________________________






SELLERS:

				/s/
				--------------------------------------
                                JESSE LERMAN
				(as a Seller, and in his capacity as
				 Representative)

				/s/
				--------------------------------------
                                PAUL ANDREWS

				/s/
				--------------------------------------
                                STEVEN GEORGES


				/s/
				--------------------------------------
                                JAMES FREDRICKSON


				/s/
				--------------------------------------
                                HARINI SUBRAHMANYAM

		SIGNATURE PAGE (continued) TO STOCK PURCHASE AGREEMENT
			BETWEEN TELVUE CORPORATION AND SHAREHOLDERS
				OF PRINCETON SERVER GROUP, INC.

MINORITY HOLDERS:

AION CAPITAL MANAGEMENT, LLC

BY:	/s/
        ------------------------------
	RAY MOSER, MANAGER


	/s/
        ------------------------------

	SHUNMUGAM RAMALINGAM


	/s/
        ------------------------------

	CHANDRA SEKHARAN RAMALINGAM


	/s/
        ------------------------------
	P. RAVICHANDER


	/s/
        ------------------------------
	ANJU RAVICHANDER


	/s/
        ------------------------------
	V. SUBRAHMANYAM


	/s/
        ------------------------------
	SAVITHRI SUBRAHMANYAM



						EXHIBITS


EXHIBIT A - ESCROW AGREEMENT

EXHIBIT B - LIST OF PSG EMPLOYEES AND EMPLOYMENT TERMS

EXHIBIT C - OPINION OF SELLERS' COUNSEL

EXHIBIT D - EMPLOYEE AGREEMENT

EXHIBIT E - OPINION OF TELVUE COUNSEL


					DISCLOSURE SCHEDULE ITEMS

2(b) -  Purchase Price Allocation
5(a) -  Officers and Directors
5(b) -  Capitalization
5(c) -  Non-contravention
5(e) -  Title
5(g) -  Financial Statements
5(h) -  Events since 12/31/06
5(i) -  Undisclosed Liabilities
5(k)(iii) - Tax returns Filed
5(k) -  Tax matters
5(l) -  Real Property
5(m) -  Intellectual Property
5(m)(iii) - Patents
5(n) -  Tangible  Assets not owned
5(p) -  Contracts
5(q) -  Notes and A/R
5(r) -  Powers of Attorney
5(s) -  Insurance
5(u) -  Service/Product Warranties
5(w) -  Employee contracts
5(x) -  Employee Benefit Plans
5(aa) - Business Continuity
5(bb) - Relationships with affiliates
5(cc) - Customers and suppliers
9(b)(iii) - Transaction Expenses


                       EXHIBIT A - ESCROW AGREEMENT

                            ESCROW AGREEMENT

	THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of March ________, 2007 by and among TELVUE CORPORATION, a Delaware corporation ("Buyer"), ________________ ("Representative") in his capacity as representative of certain former holders of common stock of PRINCETON
SERVER GROUP, INC., a New Jersey corporation ("PSG") and FIRSTRUST BANK solely in its capacity as escrow agent hereunder (the "Escrow Agent").
Such former PSG shareholders are collectively referred to herein as "Sellers" and individually as a "Seller." Buyer and Sellers are sometimes referred to herein as "Interested Parties" or individually as an "Interested Party."

                               BACKGROUND

	WHEREAS, TelVue and Sellers have entered into an Stock Purchase Agreement (the "Purchase Agreement") of even date herewith, pursuant to which Buyer is purchasing all the issued and outstanding shares of capital stock of PSG.

	WHEREAS, the Purchase Agreement contemplates that a portion of the Purchase Price (as defined therein) will be deposited in escrow with the Escrow Agent to be held and distributed by the Escrow Agent on the terms and conditions set forth herein.

                               AGREEMENT

	NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereto agreeing to be legally bound hereby, agree as follows:

1.	Appointment of Escrow Agent; Deposit of Escrowed Funds.

	TelVue and Representative hereby appoint the Escrow Agent, as the escrow agent and Escrow Agent accepts such appointment. The Buyer will deliver to the Escrow Agent a wire transfer in the sum of One Million
Dollars ($1,000,000.00) (the "Original Escrowed Amount"), to be deposited pursuant to Section 2(d) (iv) of the Purchase Agreement, as security for the indemnification obligations of Sellers under the Purchase Agreement. As used hereinafter, the term "Escrowed Funds" shall mean (a) the Original
Escrowed Amount, plus (b) any interest or other amounts accruing thereon or with respect thereto, less (c) any amounts paid in respect of Claims (as hereinafter defined) pursuant hereto.

2.	Investment of Escrowed Funds.

	(a)	Until the release of the Escrowed Funds pursuant to Section 3 hereof, the Escrow Agent shall, invest and reinvest the Escrowed Funds in a Firstrust Bank interest bearing money market account, Firstrust Bank savings account or a Firstrust Bank certificate of deposit. All earnings received from the investment of the Escrowed Funds shall be credited to, and shall become a part of, the Escrowed Funds.

	(b)	The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Section 2, to deal with itself (in its individual capacity) or with any one or more affiliates, whether it or such affiliate is acting as an agent of the Escrow Agent or for any third person or dealing as principal for its own account, so long as the terms of any transaction with itself or any affiliate are not less favorable to Interested Parties than those that could be obtained from third parties unaffiliated with the Escrow Agent. The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder.

3.	Release of Escrowed Funds.

	(a)	From time to time prior to 5:00 p.m. eastern time on March __,
2008, Buyer may deliver to the Representative a written notice (a "Claim") requesting distribution to Buyer of a specified amount of the Escrowed
Funds in full or partial payment of Sellers' indemnification obligations to Buyer pursuant to the Purchase Agreement. Buyer shall provide to the
Escrow Agent, upon filing such Claim with the Representative , a delivery receipt or other appropriate proof of prior or contemporaneous delivery to Representative of a copy of such Claim (a "Claim Delivery Notice"). If the Escrow Agent has not received a written objection or approval from Representative to such Claim within 20 calendar days following the date of the Escrow Agent's receipt of such Claim Delivery Notice, then within 10 business days after the expiration of such 20-day period, the Escrow Agent shall send a notice to Representative requesting Representative to notify Escrow Agent whether such Claim has been approved or denied. Upon receipt of approval of Claim from Representative, Escrow Agent shall pay to Buyer from the Escrowed Funds, to the extent available, the amount specified in the Claim plus all interest, if any, which shall have accrued on such amount by its investment hereunder from and after the date hereof until distribution of such amount to Buyer in payment thereof, and such interest
shall become part of the Escrowed Funds.   Representative agrees that
before it attempts to give Escrow Agent any instructions concerning the Escrowed Funds, Representative shall deliver to the Escrow Agent such documentation as Escrow Agent may from time to time reasonably request to evidence authority of Representative or its agents whom Representative may designate to give instructions. At no time shall Escrow Agent disburse or be obligated to disburse funds from the Escrowed Funds in an amount which would result in an overdraft of the Escrowed Funds.

	(b)	If Representative delivers to the Escrow Agent a timely written objection to any Claim, the Escrow Agent shall not distribute the amount set forth in the Claim and shall withhold from the amount otherwise distributable to Seller hereunder the amount of Escrowed Funds sufficient to satisfy such Claim (plus accrued interest thereon) until the Escrow
Agent shall have received either: (i) written instructions signed on behalf of each of TelVue and Representative (a "Written Instructions"); or (ii) a final order of a court having jurisdiction of the matter (a "Final Order"). Upon receipt of Written Instructions or a Final Order, the Escrow Agent shall distribute such Escrowed Funds, to the extent available, in accordance therewith.

	(c)	By 5:00 p.m., eastern time on March __, 2009, the Escrow Agent shall release to Representative all of the Escrowed Funds remaining less the aggregate amount claimed by Buyer in each Claim which has theretofore been made and which remains unresolved or unpaid at such date or, if such Claim has been partially resolved, the portion thereof which is unresolved. Thereafter and upon resolution of each outstanding Claim, the Escrow Agent shall make the appropriate distribution of the Escrowed Funds retained in respect of such Claim.

	(d)	All releases of Escrowed Funds shall be made as follows:  (i)
if to Representative, by wire transfer to Representative of immediately available funds at the wiring instructions set forth in Section 4(b) hereof in the amount of such release, and (ii) if to Buyer, by wire transfer to Buyer of immediately available funds at the wiring instructions set forth in Section 4(b) hereof in the amount of such release.

	(e)	Buyer and Representative shall provide the Escrow Agent with the relevant taxpayer identification number documented by an appropriate Form W-9 upon execution of this Escrow Agreement. The parties acknowledge that the failure so to provide such forms may prevent or delay disbursements from the Escrowed Funds and may also result in the assessment of a penalty and the Escrow Agent's being required to withhold tax on any interest or other income earned on the Escrowed Funds. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable. Interest income, except for interest income that is paid to Buyer in respect of Claims, shall be attributed to Sellers. Escrow Agent shall deliver the Form 1099 to Seller showing all interest earned. Seller and Representative shall allocate such interest among themselves pursuant to this Agreement. Seller is responsible for payment of taxes on all income earned on Escrowed Funds.

	(f)	Under no circumstances shall this Agreement require the Escrow
Agent to release or distribute escrowed funds or property sooner than two
(2) business days after the Escrow Agent has received the requisite notices or paperwork in good form, or passage of the applicable claim period or release date, as the case may be, set forth herein.

4.	Responsibility of Escrow Agent; Interpleader.

	(a)	The Escrow Agent shall not be responsible for the genuineness of any signature or document presented to it pursuant to this Agreement and may rely conclusively upon and shall be protected in acting upon any judicial order or decree, certificate, notice, request, consent, statement, instruction or other instrument believed by it in good faith to be genuine or to be signed or presented by the proper person hereunder, or duly authorized by such person or properly made. The parties represent to Escrow Agent that Representative has authority to act as described in this Agreement. Representative shall promptly notify the Escrow Agent of any change in the status or authority of Representative and the Escrow Agent shall be entitled to rely on any action taken by Representative in accordance herewith until actual receipt of any such notice. Prior to taking any action hereunder, the Escrow Agent may, if in doubt regarding its obligations, seek instructions from TelVue and Representative or if such instructions are in conflict, from a court of competent jurisdiction, and may further request such evidence, documents, certificates or opinions as it may deem appropriate. The Escrow Agent shall not be responsible for any of the agreements contained herein, including without limitation the Purchase Agreement, except the performance of its duties as expressly set forth herein. The Escrow Agent shall be entitled to retain counsel and to act in reliance upon the advice of such counsel in all matters pertaining to this Agreement, and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice. The duties and obligations of the Escrow Agent hereunder shall be governed solely by the provisions of this Agreement, and the Escrow Agent shall have no duties other than the duties expressly imposed herein and shall not be required to take any action other than in accordance with the terms hereof. The Escrow Agent shall not be bound by any notice of, or demand with respect to, any waiver, modification, amendment, termination, cancellation, rescission or supercession of this Agreement, unless in writing and signed on behalf of the parties hereto and, if the duties of the Escrow Agent are affected thereby, unless and until it shall have given its written consent thereto.
In the event of any controversy or dispute hereunder or with respect to any question as to the construction of this Agreement, or any action to be taken by the Escrow Agent hereunder, the Escrow Agent shall incur no liability for any action taken, omitted to be taken, or suffered in good faith, its liability hereunder to be limited solely to gross negligence or willful misconduct on its part. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action. TelVue and Representative, solely in its capacity as Representative jointly and severally agree to indemnify and hold the Escrow Agent (and its directors, officers and employees) harmless against any losses, liabilities, reasonable out-of-pocket costs and expenses, and damages incurred by the Escrow Agent as a consequence of any action taken or omitted to be taken by it in the performance of its obligations hereunder, including but not limited to attorneys' fees and other costs and expenses of defending or preparing to defend against any claim of liability, with the exception of any losses, liabilities and damages arising from the Escrow Agent's gross negligence or willful misconduct; provided, however, that damages, costs and expenses of the Escrow Agent shall be borne by TelVue and the Sellers as set forth in Sections 4(b) and 5. The foregoing indemnification provision and agreement to hold harmless shall survive the termination of this Agreement. IT IS
THE EXPRESS INTENT OF TELVUE AND REPRESENTATIVE TO INDEMNIFY AND HOLD HARMLESS THE ESCROW AGENT FROM ITS OWN NEGLIGENT ACTS OR OMISSIONS.

	(b)	Should any controversy arise involving the parties hereto or any of them or any other person, firm or entity with respect to this Agreement or the Escrowed Funds, or should a substitute escrow agent fail to be designated as provided in Section 9 hereof, or if the Escrow Agent should be in doubt as to what action to take, the Escrow Agent shall also have the right, but not the obligation, to institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. In the event the Escrow Agent is a party to any dispute, the Escrow Agent shall have the additional right to refer such controversy to binding arbitration. Should a petition for interpleader be instituted, or should the Escrow Agent be threatened with litigation or become involved in litigation or binding arbitration in any manner whatsoever in connection with this Agreement or the Escrowed Funds, then, the cost of attorneys' fees of the Escrow Agent and any and all other costs and expenses incurred by the Escrow Agent in connection with or resulting from such threatened or actual litigation or arbitration prior to any disbursement hereunder shall be borne equally by Buyer, on the one hand, and Seller on the other hand.

	(c)	The Escrow Agent shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification.

5.	Expenses of the Escrow Agent.

To compensate the Escrow Agent for performing the herein-described services, the parties agree to pay a monthly Escrow fee of $50.00 and any other fees and charges charged by the Escrow Agent as set forth in the applicable Commercial Banking Fee Schedule in effect from time to time or as agreed upon by the parties hereto. Escrow Agent may debit the Escrowed Funds under advice on a monthly basis for any fees due hereunder.

	The expenses of the Escrow Agent (including fees and disbursements of counsel) shall be borne equally by Buyer and Sellers, and if not paid directly to the Escrow Agent when due may be charged by it against the Escrowed Funds; provided, however, that Buyer and Sellers, shall promptly reimburse to the Escrowed Funds the portion of such amounts for which each is liable pursuant hereto. The Escrow Agent shall have no duty or obligation to enforce any such reimbursement obligations.

6	Notices, Communications, Wiring Instructions.

	(a)	All notices, claims, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given: (i) when delivered, if hand delivered against a signed receipt therefor, (ii) on the next business day following the date of dispatch if sent by internationally recognized courier service via next day or next business day service, or (iii) when sent, if sent by facsimile with a copy sent via hand delivery or courier service; in each case addressed to the party entitled to receive the same at the address specified below or such other address as each party may from time to time notify to the other party in accordance herewith:

If to Buyer:		TelVue Corporation
			16000 Horizon Way
			Suite 500
			Mt. Laurel, NJ 08054
			Fax: 856-866-7411
			Attn: Joseph Murphy, President

With copies to:		Saul Ewing LLP
			1500 Market Street, 38th floor
			Philadelphia, PA 19102-2186
			Attn:  Katayun l. Jaffari, Esq.
			Fax:  215-972-7161

If to Representative:



			Attn:
			Fax:

With copies to:		Stevens & Lee, a Professional Corporation
			600 College Road East , Suite 4400
			Princeton, New Jersey 08540
			Attn: Richard J. Pinto, Esq.
			Fax:  610-371-7929

If to Escrow Agent:	Firstrust Bank
			1931 Cottman Avenue
			Philadelphia, PA 19111
			Attn:	Commercial Deposit Operations
			Fax:	215-728-8693

	(b)	Wiring Instructions.  Any funds to be paid to or by the Escrow
Agent hereunder shall be sent by wire transfer pursuant to the following instructions (or by such method of payment and pursuant to such instruction as may have been given in advance and in writing to or by the Escrow Agent, as the case may be, in accordance with Section 6(a) above):

If to Buyer:

Bank:
ABA #:
A/C #:
Ref:

If to Seller:

Bank:
ABA #:
A/C #:
Ref:

If to the Escrow Agent:

Bank:	Firstrust Bank
ABA #:  236073801
A/C #:	TBD
Attn: 	Commercial Deposit Operations

7.	Term; Amendments; Successors.

	This Agreement shall continue until the date on which all of the Escrowed Funds have been distributed as provided in Section 3 hereof, may be amended only as provided in Section 4 hereof and shall be binding upon and shall inure to the benefit of the parties hereto and their respective sucessors and assigns. The provisions of Section 4 and 5 shall survive the termination of this Agreement.

8.	Counterparts.

	This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. In making proof of this Agreement it shall be necessary to produce or account for only one such counterpart signed by or on behalf of the party sought to be charged herewith.

9.	Successor Escrow Agent.

	The Escrow Agent may resign on ten (10) business days prior written notice to each of TelVue and Representative. Upon the resignation of the Escrow Agent, TelVue and Representative shall unanimously appoint a successor escrow agent or otherwise provide for the disposition of funds held by the Escrow Agent by notice in writing to the Escrow Agent. The Escrow Agent shall pay over the Escrowed Funds, less its unpaid fees and expenses, as provided in said notice. If no successor escrow agent is named by TelVue and Representative within twenty (20) business days after the notice of resignation from the Escrow Agent, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.

10.	Action on Business Day.

	If this Agreement would require the Escrow Agent to take action on any day other than a Business Day (as hereinafter defined), the Escrow Agent shall take such action on the next succeeding Business Day. "Business Day" shall mean any day not a Saturday, Sunday or legal holiday and a day on which commercial banks are open for business in the Commonwealth of Pennsylvania. Any request which is made on a Saturday, Sunday, legal holiday or after 3:00 PM (Eastern Time) on any Business Day may be considered by Escrow Agent to have been made on the next business day. Escrow Agent reserves the right to take up to twenty-four (24) hours to determine whether such action can be acted on.

11.	Construction.

	THIS AGREEMENT SHALL BE CONSTRUED ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THECOMMONWEALTH OF PENNSYLVANIA. The sole remedy for the resolution of disputes between the parties to this Agreement shall be arbitration before one arbitrator, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, such arbitration to be held in Philadelphia, Pennsylvania. In any such proceeding, TelVue and Representative each hereby absolutely and irrevocably (a) waives any objection to jurisdiction or venue, (b) waives personal service of any summons, complaint, declaration or other process, and (c) agrees that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at their respective addresses in accordance with Section 6 hereof.

12.	Section Headings.

	The headings of each Section, subsection or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof.

13.	Tax Indemnification.

	Each of TelVue and Representative agrees (i) to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Escrow Funds to such Interested Party or performance of other activities under this Agreement with respect to such Interested Party, (ii) to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges applicable to such Interested Party, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement with respect to such Interested Party, and (iii) to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with or relating to any payment made to such Interested Party or other activities performed under the terms of this Agreement with respect to such Interested Party, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

14.	Force Majeure.

	The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

15.	Binding Effect.

	This Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns.

16.	Modifications.

	This Agreement may not be altered or modified without the express written consent of the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.

17.	Reproduction of Documents.

	This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

18.	Representative.

	Notwithstanding anything to the contrary contained herein, Representative shall have no personal liability for any amounts payable to the Escrow Agent or otherwise hereunder and any liability of Representative hereunder for payment shall be limited to the Escrow Funds available for such payment.

19.	Commercial Account Agreement.

	Escrow Agent will comply with all applicable federal, state and local laws and regulations, rules, court orders and other legal process. As long as this Agreement remains in effect, transactions involving the Escrowed Funds shall be subject to the provisions of the Escrow Agent's Commercial Account Agreement, disclosures and fee schedules in effect from time to time, provided that, to the extent of any inconsistency between the terms of this Agreement and the terms of the aforesaid Commercial Account Agreement, this Agreement shall control.

20.	Severability.

	In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.

	IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

TELVUE CORPORATION.

By:

Name:

Title:

REPRESENTATIVE.

Name:

Escrow agent:

FIRSTRUST BANK

By:

Name:

Title:


        EXHIBIT B - LIST OF PSG EMPLOYEES AND EMPLOYMENT TERMS

To be delivered at closing.


             EXHIBIT C - OPINION OF SELLERS' COUNSEL

1.	PSG is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey, is duly qualified to transact business in the State of New Jersey and, except where failure to so qualify would not have a material adverse effect on PSG, its operations or financial condition, is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification.

2.	PSG has all requisite corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use.

3.	The Stock Purchase Agreement constitutes the legal, valid and binding obligations of each of the Sellers and the Minority Holders, enforceable against each of them in accordance with its terms. The Escrow Agreement has been duly executed by the Representative and constitutes the legal, valid and binding obligations of the Representative and with respect to that portion of the Escrowed Funds (as defined in the Escrow Agreement) held on behalf each of the Sellers, enforceable against each of them in accordance with its terms.

4.	To our knowledge PSG is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, loan agreement, note or other similar instrument to which PSG is a party or by which its properties may be bound.

5.	To our knowledge there is no action, proceeding or investigation pending or overtly threatened against PSG or any of its material assets, before any court, governmental body, self-regulatory organization or administrative agency that questions the validity of the Stock Purchase Agreement or might adversely affect PSG or its operations.

6.	Neither the execution, delivery or performance of the Stock Purchase
Agreement will (i) conflict with, or result in a violation of any provision of the Organizational Documents of PSG, (ii) violate in any material respect any law applicable to PSG which in our experience is generally applicable to the transactions of the type contemplated by the Stock Purchase Agreement, (iii) to our knowledge, conflict with, or violate in any material respect any of the terms or requirements of, or give any governmental authority the right to revoke, withdraw, suspend, cancel, terminate, or modify, any governmental authorization held by PSG or (iv) to our knowledge, conflict with, or violate or breach in any material respect any provision of, or give any person the right to declare a material default or exercise any remedy with respect to such material default under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material contract to which PSG is a party or by which its assets are bound.


                      EXHIBIT D - EMPLOYEE AGREEMENT

                           TELVUE CORPORATION

                   AGREEMENT WITH RESTRICTIVE COVENANTS


	In consideration of TelVue Corporation or its subsidiaries, or related business entities (hereinafter collectively "TelVue") employing me, compensating me, providing me with benefits, investing the considerable time, energy and funds TelVue will expend training and educating me in various phases of employment and/or management related to TelVue's business; providing me with marketing and/or sales support; providing me with the benefit of TelVue's research, market strategies and business plans; and other good and valuable consideration, the adequacy, sufficiency and receipt of which is hereby acknowledged, and intending to be legally bound, I hereby acknowledge that I understand and agree that the provisions hereof are part of and a condition of my employment or continuing employment with TelVue.

NON-COMPETITION

I agree that during my employment and for two (2) years immediately following termination of my employment with TelVue for any reason, I will not be employed by, be retained by, or otherwise provide services to, directly or indirectly, any Conflicting Organization. Because TelVue's business involves national competition, I agree that it is reasonable, necessary and appropriate for this restraint to apply throughout the United States of America.

NON-SOLICITATION OF CLIENTS

I agree that during my employment and for two (2) years immediately following termination of my employment with TelVue for any reason, I will not, either directly or indirectly, solicit (as defined below) on my own behalf or on behalf of any business other than TelVue, any Clients of TelVue upon whom I called or with whom I had contact or about whom I obtained information or whose account I serviced or supervised during my employment with TelVue (the "Restricted Clients"). My agreement "not to solicit" means that I will not, either directly or indirectly, during my employment and for a period of two years after the termination of my employment for any reason, initiate any contact or communication with any Restricted Client for the purpose of soliciting, inviting, encouraging, recommending or requesting any Restricted Client to do business with a Conflicting Organization in connection with a Conflicting Product or to otherwise discontinue, in whole or in part, its patronage and business relationship with TelVue. My agreement "not to solicit" includes not only my conduct, but also the conduct of others acting on my behalf or in concert with me.

NON-USE AND NON-DISCLOSURE OBLIGATIONS

I agree that all records and Confidential Information, whether original, duplicated, computerized, memorized, handwritten, or in any other form, and all information contained therein, are confidential and the sole and exclusive property of TelVue. I understand that the business of TelVue and the nature of my employment will require me to have access to Confidential Information of and about TelVue and its Clients. During my employment and for a period of five years thereafter, I will not use this information or remove any such records from the offices of TelVue or its Clients except for the sole purpose of conducting business on behalf of TelVue. During my employment and for a period of five years thereafter, I agree not to divulge or disclose this information to any third party and under no circumstances will I reveal or permit this information to become known by any competitor of TelVue.

MISAPPROPRIATION NOT PERMITTED

	During and after the my employment with TelVue, I shall not (i) divulge, furnish or make accessible to anyone or in any way or use, for my benefit or for the benefit of any other individual, firm or entity (other than in the ordinary course of TelVue's business), any Trade Secret or Confidential Information; (ii) take or permit any action to be taken which would reduce the value of the Trade Secrets or Confidential Information to TelVue; or (iii) otherwise misappropriate or suffer the misappropriation of the Trade Secrets or the Confidential Information.

DUTY OF LOYALTY

I agree that at all times during my employment, I owe TelVue a duty of loyalty and a duty to act in good faith. I agree that during my employment, I will not individually, or in combination with any other employee, individual, or competitor of TelVue, violate or breach the terms of this agreement.

INVENTIONS

	a.	If in the course of my employment with TelVue, I incorporate into an TelVue product, process, software or machine a prior invention owned by me or in which I have an interest, TelVue is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such prior invention, and derivative works thereof, as part of or in connection with such product, process, software or machine.

	b.	I agree that I shall promptly make full written disclosure to
TelVue, shall hold in trust for the sole right and benefit of TelVue, shall assign and hereby assign to TelVue, or its designee, all of my rights, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registerable under copyright or similar laws, which I may, solely or jointly, conceive or develop or reduce to practice during my employment with TelVue (collectively referred to as "Inventions"). I further acknowledge that all Inventions which are made by me (solely or jointly with others) within the scope of and during the period of my employment with TelVue and which are protectible by copyright are "works made for hire", as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any Invention developed by me (solely or jointly with others) is within TelVue's sole discretion and for TelVue's sole benefit and that no royalty will be due to me as a result of TelVue's efforts to commercialize or market any such Invention.

	c.	I agree to keep and maintain adequate and current written
records of all Inventions made by me (solely or jointly with others) during the term of my employment with TelVue. The records will be in the form of notes, sketches, software, drawings, and any other format that may be specified by TelVue. The records will be available to and remain the sole property of TelVue at all times.

	d.	If TelVue is unable because of my mental or physical incapacity or for any other reason to secure my signature on any such document, then I hereby irrevocably designate and appoint TelVue and its duly authorized officers and agents as my agent and attorney-in-fact to act for and in my behalf and stead to execute and file any such document and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me. The foregoing power-of-attorney is coupled with an interest and irrevocable.

RETURN OF MATERIALS

I agree that upon the termination of my employment with TelVue or at the request of TelVue at any time, I will immediately deliver to TelVue all TelVue property, as well as all materials, and copies thereof in any form whatsoever, that are in my possession or control and that contain or are related in any way to any Confidential Information.

NON-RECRUITMENT OF EMPLOYEES

I acknowledge that TelVue has a protectable interest in maintaining a stable and undisrupted workforce. In support of this interest, and in further consideration for employment with the Company, I agree that during my employment and for one (1) year immediately following termination of my employment for any reason, I will not, on behalf of myself or on behalf of any other person, firm, corporation, or entity, directly or indirectly employ, solicit for employment, or otherwise seek to employ, retain, divert, take away or engage as an independent contractor any of the employees of TelVue or persons engaged as independent contractors by TelVue with whom I had contact or about whom I gained information in the course of my employment with TelVue, or in any other way assist or facilitate any such employment, solicitation or retention effort.

NOTICE OF AGREEMENT TO SUBSEQUENT EMPLOYER

I agree that I will tell any prospective new employer, prior to accepting employment that this Agreement exists, and further, I agree to provide a true and correct copy of this Agreement to any prospective employer prior to accepting employment. I further authorize TelVue to provide a copy of this Agreement to my new employer.

TELVUE'S REMEDIES

In the event that I breach, or TelVue reasonably believes that I am about to breach, any of the covenants of paragraphs I, II, III, V, or VIII, I agree that TelVue will be entitled to injunctive relief. I recognize that TelVue will suffer immediate and irreparable harm and that money damages will not be adequate to compensate TelVue or to protect and preserve the status quo. Therefore, I HEREBY AGREE THAT UPON A PROPER SHOWING TELVUE SHALL BE ENTITLED TO THE ISSUANCE OF A TEMPORARY RESTRAINING ORDER, AND A PRELIMINARY OR PERMANENT INJUNCTION ordering:

(a) that I immediately return to TelVue all Confidential Information as defined in this Agreement, in any form whether original, copied, computerized, handwritten, or recreated, and that I be enjoined and restrained from using or disclosing all said Confidential Information and records; and

(b) that, for a period of five years, commencing from the date any injunction is issued by a court pursuant to this Agreement, I be enjoined from using, divulging or disclosing any Confidential Information (as defined in this Agreement) to any third party, and from revealing or permitting this information to become known by any competitor of TelVue; and

(c) that, for a period of two years, commencing from the date any injunction is issued by a court pursuant to this Agreement, I be enjoined, from being employed by, being retained by, or otherwise providing services to, directly or indirectly, to any Conflicting Organization; and

(d) that, for a period of two years, commencing from the date any injunction is issued by a court pursuant to this Agreement, I be enjoined from soliciting any Client upon whom I called or with whom I had contact or about whom I obtained information or whose account I serviced or supervised during my employment with TelVue; and further, that I be enjoined from accepting any business from any Client whom I have solicited in violation of this Agreement; and

(e) that, for a period of one year, commencing from the date any injunction is issued by a court pursuant to this Agreement, I be enjoined from employing, soliciting for employment, or otherwise seeking to employ, retain, divert or take away any of the employees of TelVue or persons engaged as independent contractors by TelVue with whom I had contact or about whom I gained information in the course of my employment with TelVue, or in any other way assisting or facilitating any such employment, solicitation or retention effort.

I further agree that the restraints set forth in paragraph II shall apply to each and every Client upon whom I called, with whom I had contact, about whom I obtained information, or whose account I serviced or supervised during my employment with TelVue. I understand that the identity of TelVue's Clients sometimes may be ascertained by referencing TelVue's publications or other public resources. Nonetheless, I acknowledge that as a result of my employment with TelVue, I will be acting as a representative of TelVue's and I will be utilizing TelVue assets, resources and will be benefiting from TelVue's goodwill, name recognition and reputation in regard to these Clients. Accordingly, all Client relationships, whether initiated by me or any other employee of TelVue, are the sole property of TelVue and under no circumstances will they become my property.

GOVERNING LAW AND JURISDICTION

This Agreement will be governed by, construed, interpreted, and its validity determined, under the law of the State of New Jersey, without regard to conflict of laws principles. For the purposes of any action or proceeding arising out of or relating to this Agreement, I hereby submit to the exclusive jurisdiction of (a) the United States District Court for the District of New Jersey or (b) the state court having jurisdiction for the county in which I last worked for TelVue, or (c) the county in which I resided when I last worked for TelVue.

ATTORNEYS' FEES

I further agree that if TelVue prevails in any suit or proceeding to enforce its rights under this Agreement, I will indemnify TelVue for all expenses of every nature and character incurred by TelVue including, without limitation, all reasonable attorneys' fees. TelVue further agrees that if I prevail in any suit or proceeding to enforce my right under this Agreement, TelVue will indemnify me for all expenses of every nature and character incurred by me including, without limitation, all reasonable attorneys' fees.

NO WAIVER OF BREACH OR REMEDY

	A waiver by TelVue of the breach of any of the provisions of this Agreement by me shall not be deemed a waiver by TelVue of any subsequent breach, nor shall recourse to any remedy hereunder be deemed a waiver of any other or further relief or remedy provided for herein. No waiver shall be effective unless made in writing and signed by the President of TelVue.

BINDING EFFECT & ASSIGNABILITY

	This Agreement is assignable by TelVue. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, assigns, affiliated entities, and any party-in-interest. I agree and understand that, should TelVue be acquired by, merge with, or otherwise combine with another corporation or business entity, the surviving entity will have all rights to enforce the terms of this Agreement against me without the need for any formal assignment of the Agreement.

EMPLOYMENT AT WILL

	Nothing by the way of this Agreement is intended to nor shall affect the at-will nature of my employment with TelVue. My employment with TelVue shall terminate at the will of either myself or TelVue, with or without cause and with or without notice at any time. This at-will relationship cannot be changed or altered in any way unless expressly modified in a writing signed by the President of TelVue.

ENTIRE AGREEMENT

	This Agreement contains the entire agreement of the parties, and supersedes any existing Agreement entered into by me and TelVue relating generally to the same subject matter and shall be effective as of the date of complete execution by me. The parties may only change this Agreement by executing an additional written and signed agreement.

MODIFICATION AND SEVERABILITY

	If any provision of this Agreement is held to be unenforceable, then this Agreement will be deemed amended to the extent necessary to render the otherwise unenforceable provision, and the rest of the Agreement, valid and enforceable. If a court declines to amend this Agreement as provided herein, the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions, which shall be enforced as if the offending provision had not been included in this Agreement.

DEFINITIONS

	(a)	"Confidential Information" means TelVue's trade secrets.  It also means other TelVue, TelVue employee, and TelVue Client information which is not generally known, and is proprietary to TelVue, its employees, and its Clients. It includes, but is not limited to all items, materials and information (whether or not reduced to writing and whether or not patentable or copyrightable), that belong to TelVue or have been confidentially provided to TelVue by its clients or other third parties and that are related to (a) the past, present and future business endeavors of TelVue, or (b) the research and development or inventions of TelVue, and that are kept confidential and secret by TelVue. Confidential Information includes, among other things: client data; business practices; sales records; invoices; information contained in client files and information provided by clients pertaining to those clients; financial information, data or statements; the existence and contents of agreements entered into by TelVue or its clients; product research and development; existing and future product plans, designs, and performance specifications; marketing plans, strategies or schematics; the prices TelVue obtains or has obtained for the sale of, or at which it sells or has sold products or services; and computer data, documentation, algorithms, processes and know-how; computer programs and software, TelVue employee performance evaluations, employee compensation information, and the information contained therein; and all other non-public information of TelVue and its Clients and its employees. "Confidential Information" does not include anything described above which is now generally known by parties other than TelVue and/or its employees (unless furnished by clients or third parties as described above), or becomes generally known, through no act or failure to act of me.

	(b)	"Client" shall mean any individual, person, business or entity that has consumed, obtained, retained and/or purchased any services or products offered or sold by TelVue during the last twenty-four months, and any individual, person, business or entity or that has been solicited by me to consume, obtain, retain or purchase the services or products offered or sold by TelVue.

	(c)	"Conflicting Organization" means any person, firm, corporation, partnership, limited liability company or other organization engaged (or about to become engaged) in research, development, marketing, selling, or servicing with respect to a Conflicting Product. Conflicting Organization does not include a distinct and wholly separate division or affiliate of a large parent entity (i.e., which has combined annual revenues in excess of $100 million) where such division or affiliate does not engage (or is about to become engaged) in research, development, marketing, selling, or servicing with respect to a Conflicting Product, although another division or affiliate of the parent entity may engage in such research, development, marketing, selling, or servicing. I acknowledge that should I become employed by, be retained by, or otherwise provide services to, directly or indirectly, such non-conflicting division or affiliate, that I must nonetheless abide by the covenants contained in this Agreement in order to ensure that TelVue's Confidential Information, goodwill and relationships are not exploited by me on behalf of such non-conflicting division or affiliate or another division or affiliate of the parent that is a Conflicting Organization.

	(d)	"Conflicting Product" means any product or service which is the same as, similar to, or competes with any TelVue product, process or service with which I have worked, or about which I have acquired
Confidential Information.

I ACKNOWLEDGE AND AGREE THAT I HAVE READ AND UNDERSTAND THIS AGREEMENT, THAT I HAVE BEEN GIVEN AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL CONCERNING THE TERMS OF THIS AGREEMENT, AND THAT I AGREE TO THE TERMS OF THIS AGREEMENT. FURTHERMORE, I ACKNOWLEDGE THAT I HAVE THE RIGHT TO RETAIN A COPY OF THIS AGREEMENT AND UNDERSTAND THAT THE ORIGINAL OF THIS AGREEMENT WILL BECOME PART OF MY PERSONNEL FILE.

						TELVUE CORPORATION


BY:						BY:
	Employee's Signature			Manager's Signature


	Employee's Name (Print)			Manager's Name (Print)


				Title

DATE:_____________________________	DATE:	_______________________________



			EXHIBIT E - OPINION OF TELVUE COUNSEL

1.	TelVue is a corporation duly incorporated, validly existing and in good standing under the laws of the State of  Delaware.

2.	TelVue has all corporate right, power and authority to execute and deliver the Stock Purchase Agreement and the Escrow Agreement, and to perform its obligations thereunder.

3.	The Stock Purchase Agreement and the Escrow Agreement have been duly authorized by all necessary corporate action on the part of TelVue, and have been duly executed and delivered by an authorized officer of TelVue .

4.	The Stock Purchase Agreement and the Escrow Agreement constitute the legal, valid and binding obligations of TelVue, enforceable against it in accordance with their respective terms.

		5.	To our knowledge there is no action, proceeding or
investigation pending or overtly threatened against TelVue, before any court, governmental body, self-regulatory organization or administrative agency that questions the validity of the Stock Purchase Agreement.


EXHIBIT 99.1

PRESS RELEASE DATED MARCH 7, 2007

FOR IMMEDIATE RELEASE	Contact:	Cass Oryl
					215-564-3200 x16
					coryl@braithwaitepr.com

TelVue Corp. To Acquire Princeton Server Group, Inc.

Deal Enables Company to Provide Innovative, Streamlined Solutions to Municipal Cable Channels

March 7, 2007 (Mount Laurel, NJ) - TelVue Corporation (TEVE: OB) today announced that it has executed a purchase agreement with Princeton Server Group, Inc. (PSG) for $6.1 million in cash plus forgiveness of a $400,000 loan. The deal will become final on March 12, 2007. Once final, the acquisition formalizes a long-term collaboration between the companies and makes TelVue the only company that provides a comprehensive solution featuring digital video equipment, localized content and production services developed specifically for the public, education and government
(PEG) cable channel market.

TelVue Corp. is the parent company of TVTN, the nation's only network of municipally-owned cable channels. The company helps municipalities enhance their local cable channels by providing localized content, production support and automation technology solutions. It also aggregates these channels into a single point of negotiation, distribution and invoicing for marketers interested in a unique "hyperlocal" cause-marketing opportunity.

Princeton Server Group is the leading provider of professional digital video broadcast systems to hometown cable channels. The company's digital media products leverage the communication power of television merged with Internet technology to emulate traditional TV broadcast equipment at a fraction of the cost.

PEG channels are provided by cable companies as part of their franchise agreements with municipalities. The channels have the same production capabilities as other cable channels but due to a lack of resources, expertise or both, they are often little more than electronic bulletin boards in many towns.

"This acquisition makes perfect sense for TelVue and our investors because both companies serve the same client base with complementary offerings," said Joseph Murphy, co-founder, president and CEO of TelVue Corporation. "In the near-term, we have the opportunity to cross-sell into each other's customer base. Long-term, our intention is to develop integrated solutions that enhance our customer's workflow, offer exciting new services like web streaming and video-on-demand, and make it less costly and difficult to add a professional touch to your hometown channel."

Hometown channel managers and operators that worked with both companies independently served as the primary catalyst for the initial collaboration between TelVue and Princeton Server Group. This group will reap the benefits of their matchmaking, receiving cost savings from a unified product/service/content solution; streamlined buying process for equipment, services, content and support; equipment and service upgrades in lock step; and most significantly, easier local video integration to make local cable channels look and feel more like other cable channels.

"The digital video products we've developed for transitioning hometown cable channels from legacy, tape-based workflow has positioned us as a technology leader in the market," said Jesse Lerman, co-founder, president and CEO of Princeton Server Group. "TelVue's content and production support helps to showcase the full potential of our equipment, making it easier and cheaper for municipalities to provide professional looking local television channels."

"This acquisition is an important step in achieving our vision of revitalizing the quality and availability of local media," said H.F. "Gerry" Lenfest, Chairman of the Board of TelVue. "In an era of media consolidation and regulatory change, TelVue and TVTN are the last best hope for truly local television."

TelVue Inc. will act as a media holding company that operates Princeton Server Group and TVTN as separate but complementary business units. Princeton Server Group and TVTN will continue to operate at their current locations in Princeton, NJ, and Mount Laurel, NJ, respectively.

About TelVue Corporation
TelVue Corporation is a publicly traded company that provides services within the cable television industry. Services include television programming on local public, education and government (PEG) channels through its TelVue Virtual Television Networks service; and professional digital video broadcast and video-on-demand systems to PEG channels through its Princeton Server Group.

TelVue Corporation is a public company trading on the OTC Bulletin Board as
TEVE: OB. This announcement contains certain forward-looking statements that are subject to risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including, but not limited to, the risks and uncertainties discussed in the TelVue Corporation's reports filed with the Securities and Exchange Commission.